As filed with the Securities and Exchange Commission May 24, 2004
                               File No. 333-75272



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           Post Effective Amendment 3


                                   FORM SB-2/A


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          COMMERCIAL EVALUATIONS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Nevada                                               88-0477246
 ------------------------------                               -----------------
(State or Other Jurisdiction of                              (IRS Employer
 Incorporation or Organization)                              Identification No.)


                   2320 Paseo Del Prado, Building B, Suite 205
                               Las Vegas, NV 89102
                                 (702) 866-6029
         --------------------------------------------------------------
        (Address and telephone number of registrant's principal offices)

                           Robert Barcelon, President
                          COMMERCIAL EVALUATIONS, INC.
                   2320 Paseo Del Prado, Building B, Suite 205
                               Las Vegas, NV 89102
                                 (702) 866-6029
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Thomas C. Cook and Associates, Ltd.
                              Thomas C. Cook, Esq.
                              4955 S. Durango Drive
                                    Suite 214
                             Las Vegas, Nevada 89113
                                 (702) 952-8519



Approximate date of commencement of proposed sale to the public: May 24, 2004. This registration is to be effective until closed or September 30, 2004, unless extended.



If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [X] 333-75272


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                  CALCULATION OF REGISTRATION FEE

Title of Securities     Amount to         Proposed Maximum     Proposed Maximum         Amount of
 to be registered       be registered     Offering Price       Aggregate Offering      Registration
                                          per share                  Price                 Fee
  -------------         -------------     -------------          -------------         -------------
   Common Stock        400,000 shares      $0.15                   $60,000                 $15

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


            The effective date of this prospectus is December 24, 2002.


                    Post Effective Amendment 3, May 24, 2004



                                        2

                                   PROSPECTUS

                                     $60,000
                          COMMERCIAL EVALUATIONS, INC.
                                  COMMON STOCK

This is Commercial Evaluations, Inc.'s ("CEI"'s) Initial Public Offering. We are offering 400,000 shares of common stock. The public offering price is $0.15 per share. No public market currently exists for our shares. We were formed in 1994 and the mortgage activities began February 29, 2000.

SEE RISK FACTORS (RISK FACTORS, PAGE 10) FOR CERTAIN INFORMATION YOU SHOULD CONSIDER BEFORE YOU PURCHASE THE SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



The shares are offered on a best efforts, all or nothing basis directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors. The proceeds of the offering will be placed and held in a trust account at Thomas C. Cook and Associates, Ltd. until $60,000 in cash has been received as proceeds from sale of shares. If we do not receive all of the proceeds by September 30, 2004, unless extended, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.





                   Price to Public       Commissions      Proceeds to Company*
                   ---------------       -----------      -------------------

Per Share              $0.15                $-0-                 $0.15

Offering               $60,000              $-0-                 $60,000




*Approximately $4,000 of the proceeds will be used to pay for filing fees, legal, accounting, printing and advertising. Net proceeds to Commercial Evaluations, Inc. are estimated to be $56,000. Commercial Evaluations, Inc. will pay commissions, if any, to qualified NASD broker/dealers and not take any funds our of this Offering.


The date of this Post Effective Amendment 3 Prospectus is May 24, 2004.

                                Table of Contents



--------------------------------------------------------------------------------

Prospectus Summary                                                    4
Risk Factors                                                          5
Forward Looking Statements                                            7
Use of Proceeds                                                       8
Determination of Offering Price                                       9
Dilution                                                              9
Management's Discussion and Analysis of Financial Condition          10
Description of Business                                              18
     General                                                         18
     Organizer                                                       18
     Nature of Business                                              18
     Employees                                                       22
     Legal Proceedings                                               22
Management                                                           24
Executive Compensation                                               25
Certain Transactions                                                 25
Security Ownership of Certain Beneficial Owners
 and Management                                                      26
Description of Securities                                            26
Shares Eligible for Future Sale                                      27
Plan of Distribution                                                 29
Legal Matters                                                        30
Experts                                                              30
Additional Information                                               30
Financial Statements                                                F-1
Indemnification of Directors and Officers                            31
Other expenses of issuance and distribution.                         31
Recent sales of unregistered securities                              32
Exhibits.                                                            32
Undertakings                                                         32
Signatures                                                           35



                               PROSPECTUS SUMMARY

THE COMPANY

This is Commercial Evaluations, Inc.'s Initial Public Offering. We are Offering
400,000 shares of common stock. The public Offering price is $0.15 per share. No public market currently exists for our shares. We were formed in 1994 and the mortgage activities began February 29, 2000.

General

The predecessor company to Commercial Evaluations, Inc. (CEI) was organized as a Nevada corporation as ZXS, Inc. on June 7, 1994. The name was changed on February 29, 2000. We operate as a "net branch office" of a mortgage bank operating under a Nevada exemption, Nevada Revised Statutes (NRS) 645E.15(6)(a).
A net branch office does not possess its own mortgage license. Under an exclusive net branch agreement with SkoFed Mortgage Funding Corporation, we pay a fee on each loan closed. SkoFed is licensed with the State of Nevada as a primary mortgage company. As a net branch office, we operate under the supervision of SkoFed and is shielded from liabilities associated with being a primary mortgage company, such as the liabilities associated with the approval or disapproval of loans, state and federal audits and the potential for having to repurchase loans (all of which are the responsibility of SkoFed). We may broker any mortgage loans to any lending source in which a brokerage fee would be collected. We cannot enter into any other contracts with wholesale lenders, cannot fund loans from any other source than SkoFed and cannot solicit funds from private investors directly. These activities are reserved for licensed mortgage companies. We are responsible for payment of all costs attributed to the operation and receives a net check at the close of each transaction. Our primary function will be to arrange mortgage loans for consumers for the purchase of residential real estate in the short-term (currently and for the next 12 months.)

We plan to use the $56,000 net proceeds from this offering to increase advertising in Nevada publications, hire administrative personnel to assist additional contract brokers, train new contract brokers, purchase computer equipment primarily for web site marketing and communication, and add to working capital primarily as a reserve for acquiring additional office space for hiring news contract brokers.


Summary Results of Operations


       Summary Comparison of Income for the First Quarter of 2004 and 2003

                                                 Three Months Ended March 31,
                                                    2004                2003
                                                    ----                ----
Selected Income Statement Data:

Income                                           $299,672             $287,995

Net income (loss)                               ($ 19,231)            $ 18,968

Net income (loss) per share                     ($   0.04)            $   0.04

Weighted shares outstanding                       500,000              500,000




                            Summary Comparison of Income for the Second Quarter of 2003 and 2002
                                          and the First Six Months of 2003 and 2002

                                         Three Months Ended     Three Months Ended     Six Months Ended    Six Months Ended
                                           June 30, 2003          June 30, 2002         June 30, 2003        June 30, 2002

     Income                                   $317,461               $192,482              $605,456            $360,888

     Net Profit (Loss)                        $ 11,969              ($ 16,200)             $ 30,937           ($  5,989)

     Net Profit (Loss) per Share              $   0.02              ($   0.03)             $   0.06           ($   0.01)

     Average Shares Outstanding                500,000                500,000               500,000             500,000


         Summary Comparison of Income for the Years Ended 2003 and 2002


                                               Twelve Months Ended December 31,
                                                    2003                2002
                                                    ----                ----
Selected Income Statement Data:

REVENUES                                         $1,258,805          $796,576

NET INCOME (LOSS)                                $   38,542         ($ 12,210)

NET INCOME (LOSS) PER SHARE                      $     0.08         ($   0.02)

WEIGHTED SHARES OUTSTANDING                         500,000           500,000


         Summary Comparison of Income for the Years Ended 2002 and 2001

                               Year Ended            Year Ended
                            December 31, 2002     December 31, 2001

     Income                          $797,576              $336,373

     Net Profit (Loss)               ($12,210)             ($10,521)

     Net Profit (Loss) per Share       ($0.02)               ($0.02)

     Average Shares Outstanding       500,000               500,000


Future Business

Market Area: In the short-term (currently and for the next 12 months) we will provide residential loan services to Southern Nevada. According to "Las Vegas Perspective 2001" published by Metropolitan Research Association (MRA), in 2000 there were 523,314 households in our service area. Existing home resales totaled 29,515 with an average sales price of $155,455. There were 20,520 new homes constructed in 2000. New home construction and existing home resales are estimated by management to increase 15% in 2002 on an annualized basis in 2002, although final statistics are not available yet for 2001.


                                  RISK FACTORS

Investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely. Purchase of the shares offered hereby involves certain risks. Prospective purchasers should consider, among other things, the following before making a decision to purchase any securities being offered.

We have a very limited operating history to evaluate an investment in this offering.

Commercial Evaluations, Inc., was formed on June 7, 1994. We began our mortgage activities on February 29, 2000, and have had modestly growing revenues from operations and the initial capitalization by our founders. Accordingly, there can be no assurance that we will generate revenues in the future or that we will operate at a profitable level.

You may lose your entire investment.

The shares being offered are highly speculative and involve a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

Your investment will suffer immediate dilution.

Assuming the sale of all the shares being offered, the net tangible book value of our shares would then be approximately $0.10 per share compared to the $0.15 public offering price. Accordingly, persons purchasing common stock in this offering if all the shares offered are sold would then suffer a ($0.05) per share dilution to the net tangible book value of their shares.

We may have to raise additional funds in the future.

The funds raised by this offering may not be adequate for our operational needs. Therefore, we may need to raise additional funds. Even if all of the 400,000 Shares offered hereby are sold, the funds available to us may not be adequate for us to be competitive in the industry. There is no assurance that additional funds will be available from any source when we need it for expansion; and, if not available, we may not be able to expand our operation as rapidly as we could if such financing were available. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in our company.

The use of a portion of the proceeds for "working capital" from this offering will be at the discretion of management. Therefore, if we do not use our discretion wisely, our long-term success could suffer.

Although a portion of the net proceeds of this offering is intended for specific uses, the balance will be available for whatever management deems appropriate for our future success. Generally, this will include:

(a) working capital;
(b) fees associated with our future capitalization strategy; and (c) general corporate purposes.

Therefore, the application of the net proceeds of this offering is substantially within the discretion of our management. You will be relying on our management and business judgment based only upon limited information about our specific intentions. Achieving our financial and strategic objectives cannot be guaranteed with the application of the net proceeds of this offering.

Purchasers in this offering will have a limited voice in our affairs.

Currently, officers and directors as a group directly own 500,000 shares of common stock or 100% of the 500,000 shares of common stock outstanding. Assuming all 400,000 shares of this offering are sold, the officers and directors will still directly own 55.56% of the issued and outstanding common stock - giving the individual investor a limited say in matters relating to our direction and management. Therefore, the decision-making ability of the acting management team will play a major role in determining our future health.

This offering is being sold on an all or nothing, best efforts basis.

We are offering the shares on an all or nothing, best efforts basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. No assurance can be given that any or all of the shares will be sold. We shall deposit in a trust account the funds received from the purchase of shares sold. In the event that the offering of $60,000 is not received within one hundred eighty (180) days of the effective date of this registration statement, the proceeds so collected will be refunded to investors without deducting expenses. During this escrow period, you will not have use of nor derive benefits from the money you have invested which is held in escrow.

Investors will not earn interest on their money invested with us while it is in escrow.

Investors will not receive any return on their money submitted with their subscription should the minimum offering requirement be reached. At the close of escrow, all subscriptions and any income received thereon will be paid directly to us. Should the offering not be reached, interest will not be paid up to the date the funds are removed from escrow. It could take 180 days to receive back one's initial investment because subscriptions are irrevocable during the offering period.

The value of your investment may decrease between the time you invest and the time a certificate is issued to you.

Investors could lose money because the market value of our shares might decrease between the date that we close the offering and when we provide you with certificates thirty days later. An investor is unable to sell their shares of stock until they are physically in the possession of the stockbroker with whom he or she is placing the sell order. However, trading in our common stock may occur prior to the receipt of your certificate. Therefore, the price offered for our common stock may be lower at the time your certificates are issued than at the time your investment was first made resulting in a loss of part or all of your investment.

We will not pay dividends in the foreseeable future.

We do not anticipate paying dividends on our common stock in the foreseeable future but do plan to retain earnings, if any, for the operation and expansion of our business. (See Description of Common Stock)

Competition may adversely affect us.

We face substantial competition from numerous mortgage banking entities that have been in business longer than us and have substantially greater financial and personnel resources. There are 239 identified entities in Southern Nevada. The competition has an established share of the mortgage banking market. Both savings & loans and thrifts have ready access to substantial savings pools available for lending. We rely on Skofed. Our business may not be able to grow if our loan officers do not overcome these competitive disadvantages with personal service.

A market may not develop for our company's stock because our company's common stock may not be included in a quotation system.

Before this offering, there has been no public trading market for our common stock. We seek to have our shares of common stock trade on the Over-the-Counter Bulletin Board, an inter-dealer automated quotation system for equity securities. If we are unable to include our shares of common stock for quotation on the Bulletin Board we expect our shares to trade on the NQB Pink Sheets published by the Pink Sheets, LLC. Although the Bulletin Board has recently begun to receive greater recognition from the brokerage community, the trading volume of securities quoted on the Bulletin Board is normally substantially less than that of securities traded on major exchanges. Trading volume in Pink Sheet securities is substantially less than that of Bulletin Board securities.

You may have more difficulty selling our securities or obtaining price quotations than if our stock was listed on a national securities exchange, particularly if our shares are traded on the Pink Sheets. If our common stock is not listed on any national securities exchange, our common stock may not be easily traded, not only in the amount of shares that could be bought and sold, but also through delays in the timing of transactions, and lower prices for our shares of common stock than might otherwise be obtained. Other drawbacks would include a reduction in the number of securities analysts who follow our common stock and a lack of news media coverage for our company.

A market may not develop for our company's common stock because no underwriters or broker/dealers have agreed to make a market in our stock.

We are not using an underwriter to sell this issuance, and cannot guarantee that any broker/dealer will make a market in our common stock. Making a market means maintaining buy and sell quotations and being able to fulfill transactions at those quoted prices and in reasonable quantities, subject to various securities laws and other regulatory requirements. The development of a public trading market depends on the existence of willing buyers and sellers, which we do not control. We cannot guarantee that a regular trading market for our common stock will develop after this offering or that, if developed, it will be sustained. The ability to withstand a potential loss of all or a portion of one's investment in this offering should be considered before making an investment decision.

The trading activity in our common stock may be hindered by the applicability of penny stock regulations.

Our common stock is subject to penny stock regulations and broker/dealer practices in connection with transactions in penny stocks, which are regulated by certain penny stock regulations adopted by the SEC. A penny stock generally is any equity security with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in the security is provided by the exchange or system). In addition, a security will be exempt from the penny stock regulations if the issuer of the security has (i) net tangible assets in excess of $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000 if the issuer has been in continuous operation for less than three years; or (ii) average revenue of at least $6,000,000 for the last three years. None of these exemptions currently apply to our Company.

The penny stock regulations require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the regulations, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock regulations generally require that prior to a transaction in a penny stock the broker/dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock regulations. Due to the fact that our common stock will be subject to these penny stock regulations, you may find it more difficult to sell your securities.

                           FORWARD-LOOKING STATEMENTS

This offering contains forward-looking statements about our business, financial condition and prospects that reflect our assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our services, our ability to expand our customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry. There may be other risks and circumstances that we are unable to predict. When used in this offering, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.


                                 USE OF PROCEEDS

The proceeds from the sale of the 400,000 shares of common stock offered by Commercial Evaluations, Inc., assuming the all or nothing, best efforts offering if completed at an initial public offering price of $0.15 per share, will be $60,000. We will receive net proceeds from this offering of approximately $56,000 after deducting the costs of this offering which are estimated at $4,000, including legal, accounting, filing fees, printing, advertising and transfer agent expenses.

We propose to use the net proceeds from this offering for the following purposes:

Total Proceeds
                                       Total Offering                 Percent
                                       --------------                 -------
Less: Offering Expenses                $ 60,000                        100.0%
                                         ======                        ======


Accounting                             $  1,500                          2.5%
Legal                                  $  1,000                          1.7%
Transfer Agent                         $    500                          0.8%
Copying & Advertising                  $    500                          0.8%
Other (Specify):
   Offering Filing Fees                $    500                          0.8%
                                       --------                         -----

Offering Expenses Total                $  4,000                          6.7%
Net Proceeds from Offering             $ 56,000                         93.3%

Use of Net Proceeds
                                       Total Net                      Total Net
                                       ---------                      Proceeds
                                                                       Percent
                                                                      --------
Advertising                            $ 30,000                         50.0%
Personnel                              $  9,000                         15.0%
Training costs                         $  7,000                         11.7%
Computer & Services                    $  5,000                          8.3%
Working Capital                        $  5,000                          8.3%
                                       --------                         -----
Net Proceeds Total                     $ 56,000                         93.3%

Offering Expenses                      $  4,000                          6.7%
                                       --------                          ----

TOTAL USE OF PROCEEDS                  $ 60,000                        100.0%
                                       ========                        ======


Commercial Evaluations, Inc. will pay commissions, if any, to qualified NASD Broker/dealers.


We anticipate expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplementing amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds or similar investments.

The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including employee wages, professional fees, expenses and other administrative costs.

Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations. Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                          DILUTION AND COMPARATIVE DATA

Net tangible book value is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. Dilution is the difference between the public offering price of a security such as the common stock, and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the offering. As of June 30, 2003, the net tangible book value of the company was $41,982, $0.08 per share of common stock, prior to the offering of 400,000 shares of common stock at $0.15 per share (total offering, $60,000).


The following table illustrates the pro forma per share dilution that present shareholders will incur and the benefits to new shareholders assuming that all of the shares offered are sold.



Public Offering price per share....................................$0.15

Net tangible book value per share before Offering                  $0.08
Net tangible book value per share after Offering                   $0.11*
Increase (Decrease) in net tangible book value per share
     to new Shareholders after Offering                           ($0.04)
Increase to current Shareholders in net tangible
     book value per share after the Offering                       $0.03



*After offering expenses are deducted.

The numbers used for present shareholders assumes that none of the present shareholders purchase additional shares in this offering.

Investors will have contributed $60,000 if the offering is completed, compared to $50,000 contributed by initial shareholders. Further, investors will only own 44.44% of the total shares.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

     The following discussion and analysis should be read in conjunction with the financial statements and accompanying notes contained elsewhere in this Prospectus.

     Commercial Evaluations, Inc. began its commercial operations in loan processing in June 2000. Previously, time was spent in organizing people and operations. Loan processing was delayed by the incapacity of a founder. There were only seven months of operations in 2000 compared with a full year of operations in 2001 as of December 31, 2001. Therefore, year-to-year comparisons are not relevant. Below is a table illustrating the mortgage loan closings for CEI from June 1, 2000 through December 31, 2001. For the only seven comparable months year-to-year (June through December), there were $2,766,653 mortgage loans closed in 2000, generating $89,457 in fees and $15,428,455 mortgage loans closed in the similar period in 2001, generating $314,481 in fees.

Loan Closings

-------- --------- -------- -------- ------- -------- -------- -------- ---------- -------- --------- -------- ----------
2000       Jan       Feb      Mar      Apr     May      Jun      Jul       Aug       Sep      Oct       Nov       Dec
-------- --------- -------- -------- ------- -------- -------- --------  --------- -------- --------- --------- ---------
                                                        92,150   128,520   117,325  130,100   124,969   178,000   135,709
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                       127,266   118,300   127,800  122,220    60,000   126,100   112,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                 119,310            102,300   127,500   111,084   142,500
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                    131,580             83,420     30,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                       218,500
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------

-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
TOTAL                                                  219,416   366,130   245,125  486,200   312,469   717,104   420,209
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
FEES                                                     6,303     9,599     7,170   17,719    14,839    21,188    12,639
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
2001
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           118,146  164,730  125,100 121,500  153,900  128,189   162,000   110,140  340,000   156,000   483,000   137,837
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           240,000  178,650  130,561 134,883   92,547  101,250   195,500   136,852  203,000    82,300   122,900   130,400
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           705,000   34,743          143,000  255,200  144,000    32,000   111,500  110,761    59,885    76,830   105,494
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                               94,400  104,646    86,000   165,300  120,000   152,000    82,321    75,110
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                 109,650   130,945  119,735    89,300    43,826    75,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                 180,000   122,000            229,300   121,000    49,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                 200,000   172,500             86,800   137,145   245,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                  94,000   112,730            256,500    77,600   109,200
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                 400,000                      136,000    94,450   103,499
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                        107,100   940,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                        194,412    89,725
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                        118,900   170,520
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                        160,000   315,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                        100,000    85,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                        126,000    15,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                        112,000   400,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                         25,000   134,707
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                         76,000    78,350
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                                  159,000
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                                  136,300
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                                                                                  118,146
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------

-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
  TOTAL  1,063,146  378,123  255,661 399,383  596,047  478,085 1,459,150 1,061,967  893,496 1,744,043 2,948,981 4,150,373
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
  FEES      26,914   11,726    8,580  12,216   15,901   15,778    27,310    29,223   24,015    28,321    41,977    72,520
-------- --------- -------- -------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
                                                            10



-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- -------- ----------
2002        Jan       Feb       Mar      Apr     May      Jun       Jul       Aug      Sep       Oct       Nov       Dec
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           155,900   147,000   142,267
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
            15,000    81,900   116,000
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           147,682    18,500    95,000
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
            93,500   176,130   112,000
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
            89,725    77,624   144,900
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           121,099   114,000   300,700
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           159,000   136,669    75,000
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           136,300    31,000   132,240
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           118,146   113,730   177,600
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
           147,630   126,000    72,250
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
            65,450    72,000    92,178
-------- --------- --------- --------- ------- -------- -------- --------- --------- -------- --------- --------- ---------
            92,801   124,600   246,800
-------- --------- --------- --------- ------- -------- -------- --------- -------- --------- --------- --------- ---------
           127,900   133,200   117,232
-------- --------- --------- --------- ------- -------- -------- --------- -------- --------- --------- --------- ---------
           122,975    95,480   141,750
-------- --------- --------- --------- ------- -------- -------- --------- -------- --------- --------- --------- ---------
                     140,816    82,864
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
                     188,000   120,750
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
                     174,800   204,250
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
                     258,500   200,000
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
                      87,300   154,850
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
                      79,750   250,000
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
                     105,300   177,000
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
                                45,000
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
                               102,600
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
                                62,500
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------

-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
  TOTAL  1,593,108 2,482,299 3,365,731
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------
  FEES      39,505    56,745    64,983
-------- --------- --------- --------- ------- -------- --------- -------- -------- --------- --------- --------- ---------


1. The chart lists gross loan amounts. Commercial Evaluation receives a small brokerage fee on these loans. See "Average Loan Fee" below.

2. The average brokerage fee ("points") on these loans were: 3.23% in 2000, 2.04% in 2001, and 2.12% in 2002, and 2.39% for the first six months of 2003, for an average of 2.23% over the total period of activity.


                                       11

Results of Operations


                          Commercial Evaluations, Inc.
                            Statements of Operations
               For The Three Months Ended March 31, 2004 and 2003



                                                          2004           2003
                                                          ----           ----

Revenue                                                $ 299,672      $ 287,995
Cost of services                                         221,486        210,494
                                                       ---------      ---------
Gross profit                                              78,186         77,501

 General and administrative expenses                      97,741         57,534
                                                       ---------      ---------
Income (loss) from operations                            (19,555)        19,967

Other income and (expense):
   Interest on officer advances                              324
  (Loss) on disposition of assets                           --             (999)
                                                       ---------      ---------
                                                             324           (999)
                                                       ---------      ---------
Income (Loss) before taxes                               (19,231)        18,968
Income taxes                                                --             --
                                                       ---------      ---------

  Net income (loss)                                    $ (19,231)     $  18,968
                                                       =========      =========


Per share information:

Basic and diluted income (loss) per share              $   (0.04)     $    0.04
                                                       =========      =========

Weighted average shares outstanding                      500,000        500,000
                                                       =========      =========



            STATEMENT OF INCOME FOR FIRST SIX MONTHS OF 2003 AND 2002


                               Three Months              Six Months
                                   Ended                    Ended
                                   -----                    -----
                                  June 30,    June 30,     June 30,    June 30,
                                    2003       2002          2003       2002
                                (unaudited) (unaudited) (unaudited) (unaudited)

INCOME

Revenue                          $ 317,461   $ 192,482    $ 605,456   $ 360,888
                                 ---------   ---------    ---------   ---------
TOTAL INCOME                       317,461   $ 192,482    $ 605,456   $ 360,888

EXPENSES

General and Administrative         303,948   $ 207,300    $ 570,829   $ 364,113
                                 ---------   ---------    ---------   ---------
Depreciation and
Amortization                     $   1,544   $   1,382    $   3,690   $   2,764
                                 ---------   ---------    ---------   ---------
TOTAL EXPENSES                   $ 305,492   $ 208,682    $ 574,519   $ 366,877

NET PROFIT (LOSS)                $  11,969   ($ 16,200)   $  30,937   ($  5,989)
                                 =========   =========    =========   =========

NET PROFIT (LOSS)
PER SHARE                        $    0.02   ($    .03)   $     .06   $    (.01)
                                 =========   =========    =========   =========
AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING                  500,000     500,000      500,000     500,000
                                 =========   =========    =========   =========

                          Commercial Evaluations, Inc.
                            Statements of Cash Flows
               For The Three Months Ended March 31, 2004 and 2003


                                                              2004        2003
                                                              ----        ----
Net income (loss)                                          $(19,231)   $ 18,968
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating activities:
      Depreciation and amortization                             987       2,146
      Interest added to officer advances                       (324)       --
      Loss on disposition of assets                            --          (999)
  Changes in assets and liabilities:
    (Increase) decrease in accounts receivable               39,356       1,400
    (Increase) decrease in other assets                        --          (500)
    (Increase) in prepaid expenses                             (900)       (275)
    Increase in accounts payable and
        accrued expenses                                    (34,078)     (5,220)
                                                           --------    --------
       Total adjustments                                      5,041      (3,448)
                                                           --------    --------
  Net cash provided by (used in) operating activities       (14,190)     15,520
                                                           --------    --------
Cash flows from investing activities:
   Proceeds from sale of assets                                --         2,262
   Repayment of officer advances                             11,000        --
   Acquisition of property and equipment                     (1,069)       --
                                                           --------    --------
Net cash provided by investing activities                     9,931       2,262
                                                           --------    --------

Cash flows from financing activities:
   Repayment of long-term debt                                 --          (123)
                                                           --------    --------
  Net cash (used in) financing activities                      --          (123)
                                                           --------    --------

Increase (decrease) in cash                                  (4,259)     17,659
Cash and cash equivalents, beginning of period               23,363       4,056
                                                           --------    --------
Cash and cash equivalents, end of period                   $ 19,104    $ 21,715
                                                           ========    ========


    STATEMENT OF CASH FLOWS COMPARING SIX MONTHS ENDING JUNE 30, 2003 & 2002


                                                       Six Months Ended June 30,
                                                          2003          2002
                                                      (unaudited)    (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (Loss)                                      $ 30,937        ($ 5,999)


Gain (Loss) on Sale of Real Estate                         (999)           --
Gain (Loss) on Sale of Equipment                         (1,846)           --
Depreciation                                              3,690           2,764
Prepaid expenses decrease (increase)                       (372)         (4,692)
Other Assets (increase)                                    (500)         (2,242)
Accounts Payable (dec)inc                                (2,001)          7,484
Other Current liabilities inc (dec)                       1,407          (4,318)

CASH FLOWS FROM OPERATING  ACTIVITIES                    (3,234)         (6,993)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of Equipment                                    (1,020)         (4,672)
Proceeds from sale of real estate                         2,262            --

CASH FLOWS FROM INVESTING ACTIVITIES                      1,242          (4,672)

CASH FLOWS FROM FINANCING ACTIVITIES                       --              --

Principal payments on notes payable                        (123)            (67)
Issuance of common stock
Additional paidin capital                                  --              --

CASH FLOWS FROM FINANCING ACTIVITIES                       (123)            (67)

Net increase                                             (2,115)        (11,732)
(decrease) in Cash

Cash  Beginning of Period                                 4,056          12,415

Cash  End of Period                                    $  1,941        $    681

                              Statements of Income
                 For The Years Ended December 31, 2003 and 2002



                                                       2003             2002
                                                       ----             ----

Revenue                                            $ 1,258,805      $   796,576
Income (loss) from operations                           37,978          (12,210)


  Net income (loss)                                $    39,752      $   (12,210)
                                                   ===========      ===========


Per share information:

Basic and diluted income (loss) per share          $      0.08      $     (0.02)
                                                   ===========      ===========

Weighted average shares outstanding                    500,000          500,000
                                                   ===========      ===========




                       STATEMENT OF INCOME FOR THE YEAR 2002 & 2001



                                                Jan 1, 2002      Jan 1, 2001
                                                      to             to
                                                Dec 31, 2002     Dec 31, 2001

INCOME
Revenue                                            $796,576        $336,373
TOTAL INCOME                                        796,576         336,373

EXPENSES

General and Administrative                         $802,699        $344,197
                                                   --------        --------

Depreciation and Amortization                         6,087           2,697
                                                   --------        --------
TOTAL EXPENSES                                     $808,786        $346,894

NET PROFIT (LOSS)                                  ($12,210)       ($10,521)
                                                   ========        ========

NET PROFIT (LOSS)
PER SHARE                                          ($  0.02)       ($  0.02)
                                                   ========        ========

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING                                   500,000         500,000
                                                   ========        ========

                        Statements of Cash Flows
                 For The Years Ended December 31, 2003 and 2002
                                                             2003        2002
                                                             ----        ----
Net income (loss)                                          $ 38,542    $(12,210)
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
   Depreciation and amortization                              3,465       6,087
   Interest added to officer advances                        (1,411)       --
   Loss on disposition of assets                                847        --
Changes in assets and liabilities:
    (Increase) decrease in accounts receivable              (44,158)       --
    (Increase) decrease in other assets                       3,806      (1,742)
    (Increase) in prepaid expenses                            3,887      (3,287)
    Increase in accounts payable and
        accrued expenses                                     36,352      11,261
                                                           --------    --------
       Total adjustments                                      2,788      12,319
                                                           --------    --------
  Net cash provided by (used in)
   operating activities                                      41,330         109
                                                           --------    --------
Cash flows from investing activities:
   Officer advances                                         (33,000)     (1,400)
   Repayment of officer advances                             13,400        --
   Acquisition of plant and equipment                        (2,423)     (6,406)
                                                           --------    --------
Net cash (used in) investing activities
 investing activities                                       (22,023)     (7,806)
                                                           --------    --------
Cash flows from financing activities:
   Repayment of long-term debt                                 --          (660)
                                                           --------    --------
  Net cash (used in)
   financing activities                                        --          (660)
                                                           --------    --------
Increase (decrease) in cash                                  19,307      (8,357)
Cash and cash equivalents,
 beginning of period                                          4,056      12,413
                                                           --------    --------
Cash and cash equivalents,
 end of period                                             $ 23,363    $  4,056
                                                           ========    ========

                  STATEMENT OF CASH FLOWS COMPARING 2002 & 2001
                                            Jan 1, 2002          Jan 1, 2001
                                           to December 31,      to December 31,
                                                2002                 2001
CASH FLOWS FROM OPERATING
ACTIVITIES
Net Income (Loss)                             ($12,210)            ($10,521)

Gain (Loss) on Sale of Equipment
Depreciation                                     6,087                2,697
Accounts Receivable dec(inc)                  ($ 1,400)            $      0
Prepaid expenses increase                     ($ 3,287)           ($  1,500)
Other Assets increase                         ($ 1,742)           ($  2,064)
Accounts Payable (dec)inc                     $ 15,786            ($  6,063)
Other Current liabilities inc (dec)           ($ 4,525)            $  6,133

CASH FLOWS FROM
OPERATING  ACTIVITIES                         ($ 1,291)           ($ 11,318)

CASH FLOWS FROM
INVESTING ACTIVITIES

Purchase of Equipment                         ($ 6,406)           ($ 15,978)
Purchase of Real Estate                           --              (   1,000)

CASH FLOWS FROM
INVESTING ACTIVITIES                          ($16,978)           ($ 16,978)

CASH FLOWS FROM
FINANCING ACTIVITIES

Principal payments on notes payable           ($   660)           ($  2,255)
Issuance of common stock
Additional paid-in capital                        --                 42,681

CASH FLOWS FROM
FINANCING ACTIVITIES                          ($   660)            $ 40,426

Net increase
(decrease) in Cash                            ($ 8,357)            $ 12,130

Cash  Beginning of Period                       12,413                  283

Cash  End of Period                           $  4,056             $ 12,413
                                              ========             ========

Liquidity


Cash at the end of June 30, 2003 was $1,941, which was a net increase of $1,260 for the same period of 2002. Minimal office equipment was purchased for new loan officers added during the period. Liquidity is expected to be sufficient to provide for additional equipment. No major expenditures are anticipated. The Board of Directors elected to conduct this initial public offering to raise funds to provide for additional working capital to hire more loan officers and to expand the marketing program. Failure to close our offering will not impact current operations. However, we will not be able to expand as rapidly as desired with the increased mortgage loan closings that would be anticipated with the addition of more loan officers and increased advertising and promotion.

Management believes that we will be able to fund ongoing fiscal 2003 operations with cash on hand since we have a positive cash flow of $1,941 for the year as of June 30, 2003.

Based on the six months ended June 30, 2003, we believe that trends are increasing and that contract brokers can be hired without significant additional funds. For the first six months ended June 30, 2003, we recorded net income of $30,987, equal to net income per share of six cents on revenue of $605,456 compared with a net gain of $7,511, equal to a net gain per share of one cent on revenue of $554,627 in the 2002 period. Should this offering not be completed, office space can be acquired from SkoFed at rates that can be supported by expected business and that cash flow will support operations and contribute to net income for the short-term (12 months) and long-term (two to five years). In the first half of 2003, we hired ten brokers, for a total of thirty brokers. Funds from this offering will allow for more rapid expansion and an opportunity for increased mortgage processing, commissions and net income. Funds from this offering are not required to sustain our company outside of its internally generated cash flow, but no such performance can be guaranteed. As of this filing, the additional overhead expenses for the total of 30 broker on hand have been absorbed by the new business they have brought in.

Cash Flow

We generated $605,456 in revenues for the six-month period ended June 30, 2003.

Total operating expenses for the six months ended June 30, 2003 were $574,519. Total operating expenses for the period ended June 30, 2003 were entirely related to general and administrative expenses and depreciation and amortization expense.

We incurred general and administrative expenses for the six-month period ended June 30, 2003 totaling $570,829. Our general and administrative expenses were primarily incurred from the cost of operating our office and salaries for our employees. Depreciation expense for the six-month period ended June 30, 2003 was $3,690. This represents depreciation on the assets of the Company.

Average Loan Fees

Mortgage loan closings are generally increasing as the chart above indicates. Current officers, directors and independent contractors made these closings. We collect 25% of the commissions on the first $500,000 of each loan officer's production, then 20% of the commission of each loan officer's production each month. The "points" or gross commission on each loan range between 1.5 and 5 depending on market conditions and the services provided on a particular loan. These fees are charged to the customer and are usually rolled into the loan. Origination fees range from .5% to 1%. The customer pays this fee to our company. Discount points to buy down the interest rate, range from .25% to 2%. The customer pays this fee to our company. Fees paid by a lender for servicing rights to a particular loan range from 0% to 4%. These fees are paid by the lender to our company. Difficult loans or non-owner occupied loans offer premium pricing from 0% to 3%. These fees are paid by the customer to our company. The average brokerage fee ("points") on these loans were: 3.23% in 2000, 2.04% in 2001, and 2.12% in 2002, and 2.39% for the first six months of 2003, for an average of 2.23% over the total period of activity.


There is also a range of fees collected out of gross fees by other entities not affiliated with us. Our company does not collect these fees. They are listed here to provide an understanding of the entire loan process. The fees that are charged are: credit report: $15 to $67 charged by a credit reporting agency to a borrower; appraisal fee up to $300 charged to the seller paid to the appraiser; an underwriting fee charged to the borrower by the lender from $250 to $450; documentation fees from $150 to $250 charged to the borrower by the lender; processing fees from $395 to $650 charged to the borrower by the lender; tax service fee from $70 to $94 charged to the borrower by the lender; a flood certification fee of $26 charged to the borrower by the lender; a wire fee of $50 charged to the borrower by the lender. There may be a "packaged" flat fee known as an administration fee from $100 to $1,200 charged to the borrower by the lender which would include many of the before mentioned fees.

Officer and Director Robert Barcelon also acts as a broker and receives 100% of the gross commissions for mortgage loans he sells in reflection of his uncompensated service in these capacities. This arrangement was reviewed by the Board and Mr. Barcelon's compensation beginning in the second quarter starting July, 2003 will be $8,300 per month plus commission which will now be 80%. In 2000 and 2001, Mr. Barcelon wrote approximately 45% of all loans. During this time he was one of a maximum of three brokers working at any one time. As of this filing, Mr. Barcelon has 30 brokers working under his direction and has assumed more of an administrative role. He will continue as a loan officer, but is estimated that his production will be about 5% of all loans written.

Results of Operations

The most recent results for the six months ending June 30, 2003, saw mortgage loan closings at the highest rate in the brief history of our company. This continues a trend of generally increasing mortgage loan closings since June 1, 2000. Increased loan volume was higher in part because of lower interest rates prompting both purchase of new homes and refinancings and growth in the Southern Nevada region prompting new home building and higher mortgages on higher sales prices of existing home sales. In the first six months of 2002, results were favorably increased by the addition of eight new brokers.

Prior to the offering, we recorded increases in mortgage loans for the 12-month period ended December 31, 2002 to $15,428,455 with gross fees of $314,481, compared with the 12-month period ended December 31, 2001 of similar operations of mortgage loans of $15,428,455 with gross fees of $314,481. Revenues for the 12-months of 2002 ending December 31 were $795,596 compared with $$336,373 for the 12-months of 2001. The net loss for 2002 was $12,210 or a net loss of two cents per share compared with a net loss of $10,521 or a net loss per share of two cents for 2001.

The first six months ended June 30, 2003 showed mortgage loans of $25,388,019 and gross fees of $605,895. This is compared to mortgage loans of $17,331,893 and gross fees of $358,543 in the same period of 2002. The average loans fees charged in the first six months was 2.39% while the average fees for the same period in 2002 was 2.07%.

Material Events

1) This initial public offering of securities was filed after the audited financial statements were filed for December 31, 2001. 2) A total of 30 new mortgage brokers were hired and began filing loan applications at various times from February 2002 through June 2003. 3) Additional office space was leased for those brokers at a rent increase of approximately $2,200 per month. 4) We have updated the financials for December 31, 2001 with audited statements for the year ended December 31, 2002 and unaudited results for the quarter and six months period ended June 30, 2003. 5) The Board of Directors approved a loan of $35,000 to President Robert Barcelon. The loan is being repaid in monthly installments for 24 months and the interest accrued. 6) There have been no other material events after the CPA review of the results of operations for the first six months of 2003 first quarter ended March 31, 2004.

Outlook

Regardless of the success of this offering, we expect to continue to generally increase its mortgage loan closing rate due to the increased exposure of our quality of service to others, increased marketing recognition with our existing limited funds, a robust housing economy in the Las Vegas area and its continued good relations with SkoFed. The successful completion of this offering provides us with additional capital to expand upon the solid base established in the previous 19 months of active operations in the mortgage lending business in Nevada. The known short-term (next 12 months) trends are for continued growth for Commercial Evaluations without commensurate addition of facilities or staff. Plans are to recruit brokers who have a proven "book" or "pipeline" of current business that has been generated elsewhere but to be closed with Commercial Evaluations sufficient to underwrite the rent and services required to support their business. Additional short-term office space is readily available adjacent to current offices from SkoFed. The long-term plan would be implemented when office space becomes unavailable for additional brokers. The effect of additional brokers is to increase our revenues and earnings with little impact on liquidity since the primary expense is for office space, which is on favorable terms from SkoFed. Should any of these estimates change, the result would be to reduce the number of brokers back to the current levels, which are profitable. No additional funds will be required to achieve these objectives in the short-term or the long-term. There will be no research or development, significant purchase of equipment or property or expansion into new product lines.

                             DESCRIPTION OF BUSINESS

General

The predecessor company to Commercial Evaluations, Inc., (CEI) was organized as a Nevada corporation as ZXS, Inc. on June 7, 1994 by a person not affiliated with any person or entity related to us. Until February 29, 2000 the owner of ZXS, Inc. researched several business, but did not commence formal operations due to lack of funding. The name was changed on February 29, 2000 when Robert Kelly purchased ZXS from its owner. Robert Kelly then suffered health problems and transferred management and ownership to current directors and officers. We operate as a net branch of a mortgage bank operating under a Nevada exemption, NRS 645E.15(6)(a). Under the net branch agreement with SkoFed Mortgage Funding Corporation, we pay rent or a fee on each loan closed. We are responsible for payment of all costs attributed to the operation and receive a net check at the close of each transaction. Our primary function will be to arrange mortgage loans for consumers for the purchase of residential real estate in the short-term (currently and for the next 12 months).

The Organizer

Commercial Evaluations, Inc., President, Robert Barcelon, replaced founder Robert Kelly as an Organizer on November 27, 2001 due to Mr. Kelly's continued inability to participate in CEI's activities because of serious ill health. Mr. Barcelon has more than 27 years of experience in home construction and mortgage lending in the Las Vegas area.

The Nature of the Business

General: We receive requests for services from realtors in the Las Vegas area. We write up applications for potential home buyers (loan origination). We work with SkoFed and offer them the first right of refusal for funding the loan either as a loan originator or as finder of a loan originator. If SkoFed declines for any reason, we approach wholesale lenders from a list of approximately 50 approved by SkoFed. In either event, SkoFed does not participate in any commissions. If they are the primary lender, they will receive the fees according to the schedule described in this document under Average Loan Fees. If they refuse the loan, and the loan is funded through one of SkoFed's approved wholesale mortgage lenders, they will receive a flat processing fee of $395-$650, depending on the loan. To date, SkoFed has been a loan originator on approximately 30% of all of our loans with the other 70% brokered through its list of approximately 50 wholesale mortgage lenders. Once a loan originator is engaged, we commence on the loan closing procedures which involve drawing up documents, arranging for an escrow company and working with the escrow company to fund and record the loan for the buyer. However, there are no forward commitment guarantees for any residential mortgage banking services or any other of our services. Should SkoFed or any of its wholesalers decline to fund a loan, we would lose the business. Should SkoFed suffer a material adverse event, we would have to continue with one of its 50 wholesalers or find a substitute loan originator. We derive 100% of our income from the relationship with SkoFed. At present we have no standby affiliations. However, we believe that a replacement loan originator could be negotiated with in less than 10 business days with minimal disruption of our services.

As an example:

A prospective borrower contacts a loan officer at our company stating a desire to buy a particular home or refinance their current home. The prospective borrower fills out an application and pays our company a $15 fee. Then the loan officer will begin a process known as "qualifying the loan." We research the prospective borrower's credit history. Our loan officer evaluates the facts and determines how much the prospective borrower may qualify for in loan proceeds and what the range of down payments could be. The lower the down payment, the higher the mortgage. Should the prospective borrower wish to proceed, our loan officer requests verification of stated income (by recent payment stubs or tax returns, for example), verification of employment history, verification of timely payments from current landlord (if renter) or mortgage holder (if current homeowner). The next step in the loan process is for our loan officer to format this information for the SkoFed, the underwriter. Using its own criteria, SkoFed decides whether it will underwrite the loan or request that we contact a list of referrals prepared by SkoFed. If SkoFed or none of the referred underwriters will process the loan, the prospective borrower is turned down for conventional financing. The loan officer will refer to standard charts to determine the amount of a grant available for the down payment and closing costs. The loan is processed by FHA and, if approved, the loan closes. We receive approximately 2.15% for our services. If the SkoFed or a referred underwriter approves the application for conventional financing, the terms are set and the loan is closed if accepted by the prospective borrower. Although there are slight variances in fees depending on the degree of service to process the loan, we receive approximately 1% of the loan as a an origination fee and approximately 1% as a service release premium in addition to an approximate $395 loan processing completion fee and an approximate $400 administration fee.

Residential Lending Services: In the residential lending service area, we derive fees that are paid by the borrower. We earn fees out of the gross proceeds of the residential loans, earns these fees. Fees assessed are comprised of an origination fee, processing fee, document preparation fee, inspection fee, and warehouse differential fees. Typically, we pay a commission to the independent contractor, or loan officer, responsible for originating the loan. Also, if a transaction involves a wholesale residential loan, we also remit a portion of the total fee to the originating mortgage company. The amount of any remittance varies according to the arrangement established with the originating mortgage company. Generally, SkoFed receives $400 per loan brokered out and .5 point on in-house loans by us. Processing fees, underwriting fees, tax service, wire fees, flood certificate costs are charged directly to the customer by SkoFed and are not reflected in our revenue or commission schedules.

Within this market, our approach to residential lending involves:
     (1) in the short-term (currently and for the next 12 months), locating potential borrowers, primarily through a retail approach whereby a staff loan officer meets directly with the consumer, or borrower, to arrange financing for the purchase or refinance of residential real estate, and;
     (2) in the long-term, funding of these residential loans, construction lending and commercial lending through use of funds made available to us by a warehouse bank provided by SkoFed. When we have 20 brokers concentrating on residential business, we will recruit up to five additional brokers with experience in the construction and commercial lending field. For the foreseeable future, these commercial loans will be transacted through SkoFed. We expect that these types of brokers will be available along similar terms and conditions as residential brokers. There can be no guarantee that we will be able to expand our business into this area.

Government Regulation: Many of the financial products being offered will be governed by rules and regulations as set forth by the Department of Veteran Affairs (VA), the Department of Housing and Urban Development (HUD), the Federal Housing Authority (FHA), the Federal Home Loan Mortgage Corporation (FHLMC or Freddie Mac), the Federal National Mortgage Association (FNMA or Fannie Mae), and the Government National Mortgage Association (GNMA or Ginnie Mae).

As of the date of this filing, no substantive changes were being undertaken at the federal or state level with regard to these agencies and programs.

Facilities: Our principal address is 2320 Paseo Del Prado, Building B, Suite 205, Las Vegas, NV 89102. The lease agreement calls for a three-year lease with five monthly payments starting with October 1, 2001 at $1,474.40 and then $6,000 to be prorated for the remainder of the lease with 8% interest. The rent for months 7-12 calls for a base rent of $2,228.66 plus the prorated amount. The lease calls for annual increases of $0.05 per square foot. In January 2002, we agreed to lease additional office space from SkoFed for eight new mortgage brokers. The lease commitment is for $2,242.35 per month for 30 months.

Investment Policies:
     (1) Real Estate: We do not plan to use any of its capital to purchase any real property for speculative investment purposes.

     (2) Real Estate Mortgages: Although our purpose is to facilitate real estate finance in construction and permanent loans, we will not shelf/warehouse any of the loans. All real estate loans successfully closed will be transferred to one of SkoFed's warehouse banks.

Construction Lending Brokering Services: In the long-term, we plan to act as an intermediary between the builder who is seeking funds to complete his project and the financial institution who is willing to lend these funds. If we engage in this area of lending, we will transact business for construction loans through SkoFed, using the same wholesale mortgage lenders provided by Skofed for the residential loans. The benefits to placing a construction loan are not simply the fees generated by the construction loan, but by the built-in business that is secured through the residential mortgage banking services that are provided, subsequently, as the homes are sold to individual borrowers. When negotiating with a builder for construction financing, we obtain a forward commitment guaranteeing that the majority of residential loans are to be placed through our residential mortgage banking services area. As of September 30, 2002, residential brokers handled less than 1% of the total loan business (representing three loans) as construction loans to individuals who were building their own private residences. These were approved as a courtesy to close contacts of our loan brokers and were not construction loans to construction companies. This type of loan is not expected to be part of any short-term marketing plan and a recurrence, if any, would be an immaterial part of our business. There can be no guarantee that we will be able to expand our business into this area. We currently do not have nor are we seeking any construction loans. As such we have not received any forward commitments that the majority of the residential loans are to be placed through our residential banking services area, with respect to those loans.


Commercial Lending Brokering Service: In the commercial loan brokering business area in the long-term, our loan officers call upon developers of commercial property to secure applications for loans secured by commercial real estate. After our personnel process these applications, we serve as an intermediary in finding suitable lenders (or Investors) for the loans. Because of the typically large dollar amount of these loans, insurance companies, pension plans and savings and loan associations fund most of the loan. Upon funding of a commercial loan, we receive a fee from the lender. If we engage in this area of lending, we will transact business for commercial loans through SkoFed, using the same wholesale mortgage lenders provided by Skofed for the residential loans. The amount of the fee is determined by the dollar size of the transaction, prevailing competition, and market conditions. As of June 30, 2003, no commercial lending has been recorded. There can be no guarantee that we will be able to expand our business into this area.


Marketing: To date, our mortgage loan applicants have been obtained by (1) the actions of our loan officers and originators, (2) personal contacts through our officers and (3) referrals from previous borrowers. We will also market its loan services by means of direct mail and newspaper advertising.

Market Area: In the short-term (currently and for the next 12 months) we will provide residential loan services to Southern Nevada. According to "Las Vegas Perspective 2001" published by Metropolitan Research Association (MRA), in 2000 there were 523,314 households in our service area. Existing home resales totaled 29,515 with an average sales price of $155,455. There were 20,520 new homes constructed in 2000. New home construction and existing home resales are estimated by management to increase 15% in 2002 on an annualized basis in 2002, although final statistics are not available yet for 2001.

Competition: We are in direct competition with numerous local business entities that provide mortgage banking and brokering services. According to the Nevada Department of Business and Industry/Financial Institution Division, 239 lending institutions are able to compete with our residential loan services. This figure includes all banks, credit unions and mortgage bankers in all of Nevada. The vast majority of mortgage loans are processed by institutions in the immediate area of the home sale. However, it is management's opinion that there are less than 30 consistent competitors for mortgage lending in Southern Nevada.

We face intense competition from the mortgage banking operations of savings & loan and thrift institutions that possess substantially greater financial resources than our company. The competition also has an established share of mortgage banking market, which we believe is increasing. Further, both savings & loan and thrifts have ready access to substantial savings pools available for lending large, multi-store branch systems. Both possess the ability to research and develop new loan products to market through their branch systems.

However, we believe that an unusual mixture of competition and cooperation characterizes the financial services industry. Because of the many types of loan products available in today's marketplace, no individual lending institution specializes in one or, at most, a few loan products.

We work directly with SkoFed approved mortgage bankers, mortgage brokers, and other mortgage originators, making our residential loan services available to their respective sales forces. By taking this overall approach, we believe that we have the ability to lend a broader geographical market area without incurring the expense of numerous branch office facilities, the clerical help in these locations or the direct sales personnel needed to reach a wide segment of the population.

Employees


We currently have five employees. Three are officers: Robert Barcelon, Heather Cain and Linda Valez. There are two secretaries supporting 30 loan brokers as independent contractors. Except for the President, the officers and directors currently receive no compensation for their duties in corporate capacities. Robert Barcelon, President, receives $8,300 per month plus commission as a loan broker. Linda Valez receives compensation from her commissions as a loan broker. All brokers have a minimum of five years of experience in mortgage loans and are dedicated to residential loans at this time, but are capable of handling construction loans when we plan to concentrate on this area. Our officers and directors devote full time to our business. At present we do not intend to hire additional full-time employees until such time as operations require.


Net Branch Agreement

Our company's agreement with SkoFed is contained in a November 16, 2001 Net Branch Officer Letter of Agreement (see Exhibit 10 "Material Contracts"). Our company has agreed to deal exclusively with SkoFed and its referral list of underwriters. We have agreed to originate and process loans, comply with all Federal and State laws and SkoFed's policies and procedures. We will keep accurate books and records for SkoFed's review. We have agreed to the fees as scheduled: $350 per loan application plus .50% for each loan funded directly by SkoFed. For brokered loans, there will be a $650 fee on each loan, including processing fee. Other fees are flood certificate, $26; wire fee, $50; tax services fee, $79 and a processing fee of $395. All of these fees are paid directly to SkoFed by the loan applicant. Direct expenses include rent, telephone, commissions, salaries and repurchasing costs. These expenses will be deducted by Skofed out of fees due to our company each month. This agreement can be cancelled by either party within 30 days. Settlement of all fees due our company and expenses due Skofed are to be settled within 60 days after termination of this agreement.

Affiliations

Commercial Evalutation's affiliation with SkoFed is by contract and a fee agreement (see Exhibit 10). SkoFed employs Heather Cain, our Chief Financial Officer, as a part-time loan processor, thus creating an "affiliate" relationship. As a part-time loan processor, she inputs the application information into SkoFed's computer for evaluation. There is no decision-making in this process and therefore there are no conflicts of interest. She mails our verifications of employment to match the employer's facts with the applicant's facts. She also verifies the prospective borrower's banking history with the facts by contacting the applicant's lending institutions. She will verify the applicant's rent paying history with the landlord, if a renter, or the mortgage paying history with the mortgage lender, if the applicant is a current homeowner. She also contacts credit-reporting agencies for other credit history. Then, she will consolidate information on income, account balances and debt to reconcile with information on the prospective borrower's application. Once the loan package is assembled, she will submit it to SkoFed. If SkoFed declines to underwrite, she submits the loan package to SkoFed's list of referral underwriters. If no underwriter elects to fund the loan, the package is sent back to our company for rejection to the customer. If an underwriter does decide to proceed, she orders an appraisal, a preliminary title report, additional credit updates if required by the underwriter. She will also list any additional conditions required by the underwriter, if any, and request us to secure the information or agreement to additional terms from the prospective borrower. The loan is then closed. Neither we nor any affiliate have a verbal or written agreement with any other organization for mortgage loans or any other business service.

Legal proceedings

Our company is not a party in to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against us have been threatened.

                                PLAN OF OPERATION

CEI Original Goals and Milestones

Shortly after renaming the company to Commercial Evaluations, Inc. on February 29, 2000, management negotiated an agreement with SkoFed Mortgage Funding as a licensed mortgage company as a Net Branch Operator. Founded in the early 1990s, SkoFed is a regional mortgage banker licensed in Nevada, California, Utah and Oregon. In July of 2000, an improved contract was arranged with SkoFed. One of the first short-term (to the present time) goals was to create a staff that was already well known in the area. After accomplishing this, the original staff was composed of a branch manager, senior loan officer, training officer and five loan officers. These goals were reached before December 31, 2001.

Company Short-Term Goals and Milestones

In the next 12 months, our goal is to hire six new residential loan officers candidates and train them so they may properly enhance our production and possible lead to additional branches here in Las Vegas. Other support people will be added to handle the additional workload. This milestone will be supported by existing office space provided by SkoFed and will not entail significant purchase of equipment or services. Support will be underwritten by the existing business retained by the new-hire brokers as a prerequisite of their hiring. This prerequisite shall be four or more customers with pending loans. We will be able to satisfy its cash requirements from revenues generated from our business for the next twelve months. Therefore, we will not need to raise additional revenues over the next twelve months.

Company Long-Term Goals and Milestones

In year two through five, we plan to arrange for other branches both here and other states, such as Texas, California, Utah and Arizona. There have been a few serious meetings regarding creating a web site that will specialize in immediate approvals with a small cost per loan. The web site can be created at a cost of $10,000 and maintained for $2,500 per month, all out of profits from operation and working capital from this Offering. It is expected that the web site would be in full operation early in year two. The lack of a web site would not damage us, merely block an avenue of increase in revenues and earnings. There will be no harm to the business if this goal is not met on time or at all, simply the lack of another growth element in revenues and earnings. The advantages would be to collect additional fees and to enter into agreements with wholesalers and other mortgage bankers. It is estimated that we could grow to 20 brokers in the current location before moving to branch offices. A key to expanding our business is the selection of loan officers who have the contacts to bring in new loan business. Mr. Barcelon maintains a list of real estate industry professionals and former employees who are account representatives of banks or retail realtors. Prospects that have a proven record of obtaining new business through their own referrals, advertising or direct mail then have their previous employment history reviewed. They also are required to have four our more customers with pending loans. Those that appear to have the ability to bring in appreciably more business than the office overhead required to support them are hired. Such a move would only be made when a milestone of $25,000 in cash reserves is available for each office opening and at least six brokers familiar with the new areas are available on similar terms and conditions as the current broker agreements. The ultimate milestone in five years is to be a large mortgage broker in the Western States with 100 loan officers. The cost of rental space and overhead will be funded out of cash reserves.

Description of Securities

We intend to apply the proceeds of this sale of common stock to conducting its business. We do not intend to pay any dividend on our common stock in the immediate or foreseeable future. We plan to apply the profits from its business, if any, to expansion and growth. (See Use of Proceeds.) If the offering is unsuccessful, we will continue with the current number of brokers in the current office location. Such operations have created a positive cash flow with net income. Lack of funds will inhibit expansion plans to cash generated from operations. No outside cash is required to sustain the company. We can proceed with internally generated funds from operations. We have no further plans for expansion outside of the short-term goals and milestones listed above.

Staffing and Training

We believe that the continuation of our success will be heavily dependent on the quality of our mortgage services to our customers. We feel we must assure that our employees provide a consistently high level of service from the beginning; therefore we plan to ensure that our staff is adequately trained.

                                   MANAGEMENT

Directors are elected for one-year terms in June of each year.


CHAIRMAN OF THE BOARD, DIRECTOR, CHIEF EXECUTIVE OFFICER, AND PRESIDENT - ROBERT BARCELON, 51: Responsible for market planning, advertising, public relations, sales promotion, merchandising and training. Has been a lifetime resident of Las Vegas. He has been a full-time loan officer and high producer on a consistent basis. Prior to establishing Commercial Evaluations, Inc., Mr. Barcelon was a loan officer with Family Home Mortgage in Las Vegas from 1995 to 2000. Previously, he was a loan officer with ABC Mortgage of Las Vegas from 1992 to 1995. He was a member of Las Vegas Local 135 Asbestos Workers from 1974 to present. He setup their apprenticeship program, set on joint apprenticeship committee, the executive board, and was involved heavily with contract negotiations between contractors and union.

VICE PRESIDENT OF FINANCE - ROBERT BARCELON, 51: Mr. Barcelon is also responsible for managing the working capital including receivables, cash and marketable securities. He performs financial forecasting including capital budget, cash budget, pro forma financial statements, external financing requirements and financial condition requirements. He directs financial affairs of the organization. He prepares all necessary reports and analysis needed to produce financial statements and budgets. It is expected that this post will be filled by a new hire after the close of this Offering. From 1992 to 1999, Mr. Barcelon was an independent mortgage loan broker. He was President of Las Vegas Local 135 Asbestos Workers from 1983 to 1993.

CHIEF OPERATING OFFICER, SECRETARY - HEATHER CAIN, 32: Ms. Cain was a senior loan processor from 1989 to 1999 with ten years of experience with local mortgage companies and her own firm, Southern Nevada Processing Center. She is experienced in FHA, VA, conventional and sub-prime loans. She has lived in Las Vegas since 1987. She is the wife of Robert Barcelon, married in 1996, but has maintained her maiden name for professional reasons.

PRINCIPAL ACCOUNTING OFFICER, DIRECTOR, AND TREASURER - LINDA VELEZ, 43: Ms. Velez is a mortgage loan broker. She has five years in the loan business with Western Mortgage of Las Vegas from 1995 to 2000. Prior to that she was a special education teacher at the University of California, Riverside from 1985 to 1995. She has an undergraduate degree in liberal arts/finance, June 1985, and a master's degree in business management, June 1987, both from UCLA.

               COMPENSATION OF OFFICERS, DIRECTORS, AND MANAGEMENT

     All compensation received by Officers of our company will be determined from time to time by the Board of Directors. At present there is no compensation for directors. Officers are paid on a commission basis. Robert Barcelon receives 100% of the total fees from SkoFed for his sales. Other members of management receive from 50% (for in-house generated sales leads) up to 80% (for sales based on leads generated by the sales person and on mortgages totaling more than $500,000 in any one month) of the total fees from SkoFed.


Management Compensation

2000
                               Outside                               Commissions
Name                           Services     Commissions     Salary      Payable

Robert Kelly                    $28,191          --            --          --

Robert Barcelon*                   --         $20,836          --          --

Heather Cain                       --         $11,313          --          --


2001

Robert Barcelon*                   --         $38,125          --          --

Linda Velez                        --         $ 5,045          --          --

Heather Cain                       --         $64,764          --          --



2002

Robert Barcelon*                   --         $ 9,900       $36,550        --

Linda Valez                        --           --             --          --

Heather Cain                       --         $13,000          --          --

FIRST SIX MONTHS OF 2003

Robert Barcelon**                  --         $11,000       $19,800        --

Linda Valez                        --           --             --          --

Heather Cain                       --         $ 2,150          --          --


*Starting April 1, 2002, Mr. Barcelon's compensation switched from straight commission to a salary of $3,300 per month and 80% commission on loans booked.

** Starting July 2003, Mr. Barcelon's compensation switched from straight commission to a salary of $8,300 per month and 80% commission on loans booked.



Executive Compensation

Subsequent to the offering, CEI will pay $18,000 per year to Loan Processor Heather Cain. Heather Cain is also an employee of SkoFed Mortgage as a Loan Processor. She receives and income from SkoFed, independent of that from CEI. Robert Barcelon will receive $8,300 per months and a commission according to the current schedule on loans that he submits and closes. Linda Velez will continue to be paid a commission according to the current schedule on loans that she submits and closes.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Capital Contributions

The principal shareholders have contributed $50,000 in capital contributions for their 500,000 shares of stock.

Loans Guaranteed By Principal Stockholder

There are no current or anticipated corporate loans guaranteed by the principal Shareholders.

Security Ownership of Management

The following table sets forth, as of the date of this offering, the outstanding shares of common stock of Commercial Evaluations, Inc., owned of record or beneficially by each person who owned of record, or was known by us to own beneficially, more than 5% of the our Common Stock, and the name and shareholdings of each officer and director and all officers and directors as a group:


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



Class             Owner                    Owned Before            Owned After


COMMON            ROBERT BARCELON         450,000     90%       450,000   50.00%
                  2320 Paseo Del Prado
                  Building B, Suite 205
                  Las Vegas, NV 89102



COMMON            LINDA VELEZ              50,000     10%        50,000    5.56%
                  300 E. Coast Hwy, #93
                  Newport Beach, CA 92660

TOTAL OWNED BY THE DIRECTORS AND
OFFICERS AS A GROUP                       500,000    100%       500,000   55.56%




Recent Transfers of Unregistered Securities

On March 3, 2000, the four original founders of Commercial Evaluations, Inc. purchased a total of 500,000 shares of Commercial Evaluations, Inc.'s common stock for $0.10 per share. Of that 500,000 shares, 300,000 were purchased by Robert Kelly, 100,000 shares were purchased by Robert Barcelon, 50,000 shares were purchased by Linda Velez, and 50,000 shares were purchased by Anne Dean. These stock issuances were made in accordance with Section 4(2) of the Securities Act of 1933, as amended, which expets from registration transactions by an issuer not involving a "public offering." These purchases were financed by a promissory note issued by Karlton Management, Inc., a Nevada corporation. Mr. Kelly, our original president and CEO, became ill in June of 2000, and by November 27, 2000 Mr Kelly resigned, as he was unable to continue serving Commercial Evaluations, Inc. in any capacity. Mr. Kelly's resignation prompted Karlton Management, Inc. to declare the promissory note in default on November 28, 2000. Current management renegotiated the promissory notes with Karlton. On November 29, 2000, Desert Professional Services, Inc., a Nevada corporation owned in equal share by Robert Barcelon and Anne Dean, purchased the 300,000 shares of common stock of Commercial Evaluations, Inc. held by Robert Kelly, as well as the 100,000 shares held by Robert Barcelon and the 50,000 shares held by Anne Dean. This purchase was financed by a promissory note in the amount of $45,000 from Karlton Management, Inc., which was due and payable within one year of the date of issuance, along with interest at the rate of 6.15%, secured by the 450,000 shares held by Desert Professional Services, Inc. Further, Linda Velez entered into a new promissory note with Karlton Management in the amount of $5,000, which was due and payable within one year of the date of issuance, along with interest at the rate of 6.15%, secured by the 50,000 shares held by Linda Velez. The promissory notes issued to Desert Professional Services, Inc. and Linda Velez on November 29, 2000 were paid in full as of September 24, 2001.

There are no affiliations between Karlton Management, Inc., its officers, directors or shareholders and Commercial Evaluations, Inc., its officers, directors or shareholders.


                          DESCRIPTION OF THE SECURITIES

Common Stock

The authorized capital stock of CEI consists of 50,000,000 shares of common stock, $0.001 par value per share. The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of CEI; (ii) are entitled to share ratably in all of the assets of CEI available for distribution or winding up of the affairs of CEI; (iii) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (iv) are entitled to one non-cumulative vote per share, on all matters which shareholders may vote on at all meetings of shareholders.

Non-Cumulative Voting

The holders of shares of common stock of CEI do not have cumulative voting rights which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of CEI's directors. After the present offering is completed, if all of the shares offered are sold, the public shareholders will own approximately 44.44% of the outstanding shares of CEI. The present shareholder may, however, purchase more than fifty percent (50%) of the shares being offered, which would increase their percentage and decrease that of new shareholders. The present shareholders do not plan to purchase shares in the offering.

Dividends

The payment by CEI of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon CEI's earnings, its capital requirements and its financial condition, as well as other relevant factors. CEI has not paid or declared any dividends to date due to its present financial status, but anticipates paying dividends upon its common stock in the future, provided it has sufficient earnings for that purpose. (See Risk Factors - No Dividend)

Reports

CEI intends to file annual reports to shareholders with the Securities and Exchange Commission within 90 days of the end of the fiscal year, certified by its independent auditors, and will file unaudited quarterly reports, reviewed by its independent auditors, within 45 days of the end of each quarter.

Escrow Agent/Transfer Agent

         Transfer Agent:        Silverado Stock Transfer, Inc.
                                          8170 Eastern Avenue
                                          Suite 4-602
                                          Las Vegas, NV 89123
                                          (702) 263-0920

         Trustee:               Thomas C. Cook and Associates, Ltd.
                                          Client Trust Account
                                          4955 South Durango Drive
                                          Suite 214
                                          Las Vegas, NV 89113
                                          (702) 952-8519

Shares Eligible for Future Sale

All of the 500,000 shares of common stock that are held by the initial shareholders were issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the Act). Such shares are not to be available for sale in the open market without registration except in reliance upon the volume limitation requirements of Rule 144(e) of the Securities Act of 1933, as amended.

Shares held by officers, directors, and the initial shareholder, are classified as restricted stock. In general, under Rule 144(e), a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the company as that term is defined under the Act, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through a national exchange during the four calendar weeks preceding such sale (whichever is higher), provided that certain current public information is then available. The shares of common stock acquired by the initial shareholders will not be eligible for public sale under Rule 144(e) subject to the foregoing restrictions until November 29, 2002. None have been filed for sale. The founders' 500,000 Shares are not being included in this registration.

Rule 144 governs resale of restricted securities for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates that were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the Company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company (Applicable Requirements). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the applicable requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock that has been held for two years free of the Applicable Requirements.



             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have two shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. At some time in the future, a market maker may make application for listing our shares.

Presently, we are privately owned. This is our Initial Public Offering. Most Initial Public Offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by Robert Barcelon, President and Director of the company. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Currently the shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

                              PLAN OF DISTRIBUTION


We are offering 400,000 shares on an all or nothing, best efforts basis directly to the public through Robert Bercelon, President and Director of CEI. If we do not receive the minimum proceeds by December 31, 2003, unless extended by us, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.


In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either by cashiers check or by check payable to the order of Thomas C. Cook Client Trust Account.

Until all 400,000 shares are sold, all funds will be deposited in a non-interest bearing trust account at Thomas C. Cook and Associates, Ltd., 4955 South Durango Drive, Suite 214, Las Vegas, Nevada 89113. In the event that 400,000 shares are not sold during the 180 day selling period commencing on the effective date of this prospectus, all funds will be promptly returned to investors without deduction or interest.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officers and directors who are employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for their efforts, and who are not associated with a broker or dealer.

Our President and Director, Robert Barcelon, will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer. Mr. Barcelon falls into the category of described by Rule 3a4-1-a-4-ii which provides an exemption when the associated person meets all of the following conditions: A. The associated person primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and B. The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and C. The associated person does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Further, as this offering is intended to be sold only in the State of Nevada and pursuant to the rules set forth by the Nevada Secretary of State, Securities Division, Mr. Barcelon has been granted a waiver requiring a license to sell our stock. (See Exhibits - Nevada Waiver Order)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                  LEGAL MATTERS

The legality of the issuance of the shares being offered and certain other matters will be passed upon for Commercial Evaluations, Inc. by Thomas C. Cook and Associates, Ltd., 4955 South Durango Drive, Suite 214, Las Vegas, Nevada 89113.

                                     EXPERTS

The financial statements included in this registration statement, to the extents and for the periods indicated in its report, have been included herein in reliance upon the report of Mark Sherman, CPA, the Company's independent certified public accountant, given upon the authority of such firm as experts in accounting and auditing. Mark Sherman was not retained on a contingent basis and received no interest in CEI. Mark Sherman will not act as a promoter, underwriter, voting trustee, director, officer or employee of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                             ADDITIONAL INFORMATION


We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the Securities Act), with respect to the shares being offered, supplemented this information in this Post-Effective Amendment No. 2, August 18, 2003. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Commercial Evaluations, Inc. and the shares being offered, reference is made to the registration statement and the exhibits and schedules being filed. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Building B, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the registration statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet Website, http://www.sec.gov.

                          Commercial Evaluations, Inc.
                                  Balance Sheet
                                 March 31, 2004



                                     ASSETS
                                     ------

Current assets:
  Cash                                                                 $ 19,104
  Accounts receivable - trade                                             4,802
  Officer advances                                                       11,735
  Prepaid expenses                                                        1,800
                                                                       --------
      Total current assets                                               37,441

Property and equipment, at cost, net of
  accumulated depreciation of $13,630                                    14,311
                                                                       --------
                                                                        $ 51,752
                                                                       ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
  Accounts payable                                                     $ 16,251
  Accrued expenses                                                        5,146
                                                                       --------
      Total current liabilities                                          21,397


Commitments and contingencies (Note 6)

Stockholders' equity:
 Common stock, $.01 par value, 50,000,000 shares authorized,
  500,000 shares issue and outstanding                                      500
 Additional paid-in capital                                              92,181
 Deficit                                                                (62,326)
                                                                       --------
                                                                          30,355
                                                                       --------
                                                                        $ 51,752
                                                                       ========


            See accompanying notes to unaudited financial statements.

                          Commercial Evaluations, Inc.
                            Statements of Operations
               For The Three Months Ended March 31, 2004 and 2003



                                                          2004           2003
                                                          ----           ----

Revenue                                                $ 299,672      $ 287,995
Cost of services                                         221,486        210,494
                                                       ---------      ---------
Gross profit                                              78,186         77,501

 General and administrative expenses                      97,741         57,534
                                                       ---------      ---------
Income (loss) from operations                            (19,555)        19,967

Other income and (expense):
   Interest on officer advances                              324
  (Loss) on disposition of assets                           --             (999)
                                                       ---------      ---------
                                                             324           (999)
                                                       ---------      ---------
Income (Loss) before taxes                               (19,231)        18,968
Income taxes                                                --             --
                                                       ---------      ---------

  Net income (loss)                                    $ (19,231)     $  18,968
                                                       =========      =========


Per share information:

Basic and diluted income (loss) per share              $   (0.04)     $    0.04
                                                       =========      =========

Weighted average shares outstanding                      500,000        500,000
                                                       =========      =========

         See accompanying notes to unaudited financial statements.

                          Commercial Evaluations, Inc.
                            Statements of Cash Flows
               For The Three Months Ended March 31, 2004 and 2003



                                                              2004        2003
                                                              ----        ----

Net income (loss)                                          $(19,231)   $ 18,968
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating activities:
      Depreciation and amortization                             987       2,146
      Interest added to officer advances                       (324)       --
      Loss on disposition of assets                            --          (999)
  Changes in assets and liabilities:
    (Increase) decrease in accounts receivable               39,356       1,400
    (Increase) decrease in other assets                        --          (500)
    (Increase) in prepaid expenses                             (900)       (275)
    Increase in accounts payable and
        accrued expenses                                    (34,078)     (5,220)
                                                           --------    --------
       Total adjustments                                      5,041      (3,448)
                                                           --------    --------
  Net cash provided by (used in) operating activities       (14,190)     15,520
                                                           --------    --------

Cash flows from investing activities:
   Proceeds from sale of assets                                --         2,262
   Repayment of officer advances                             11,000        --
   Acquisition of property and equipment                     (1,069)       --
                                                           --------    --------
Net cash provided by investing activities                     9,931       2,262
                                                           --------    --------

Cash flows from financing activities:
   Repayment of long-term debt                                 --          (123)
                                                           --------    --------
  Net cash (used in) financing activities                      --          (123)
                                                           --------    --------

Increase (decrease) in cash                                  (4,259)     17,659
Cash and cash equivalents, beginning of period               23,363       4,056
                                                           --------    --------
Cash and cash equivalents, end of period                   $ 19,104    $ 21,715
                                                           ========    ========


            See accompanying notes to unaudited financial statements.

                          Commercial Evaluations, Inc.
                     Notes to Unaudited Financial Statements



Note 1 - INTERIM FINANCIAL INFORMATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary have been included. Operating results for the three month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004

For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.


NOTE 2 - ORGANIZATION AND SUMMARY OF CERTAIN SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated June 7, 1994 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The corporation was originally organized under the name of ZXS Corporation and on February 29, 2000 changed its name to Commercial Evaluations, Inc. The Company is engaged in the business of residential mortgage lending and derives all of its fee income there from. The Company employs seventeen sales representatives on a commission basis. All of its loan origination revenue is derived pursuant to a Net Branch Agreement with SkoFed Mortgage Funding Corporation of Las Vegas, NV (SkoFed).


Reclassifications

Certain items presented in the previous period's financial statements have been reclassified to conform to current year presentation.


Revenue Recognition

The Company recognizes revenue, which consists of fees charged for the origination of residential mortgage loans, on the loan closing date. Loan fees usually consist of 1% of the loan amount but it may vary depending on the credit worthiness of the customer Accounts Receivable.

                          Commercial Evaluations, Inc.
                     Notes to Unaudited Financial Statements
                                   (Continued)

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due primarily from SkoFed for loans closed as of the end of the accounting period for which financial statements are presented. Such fees have historically been collected within thirty days and the Company has not experienced collection uncertainties that would require a provision for bad debts.


Concentrations

The Company derives substantially all of its fee income pursuant to a Net Branch Agreement with SkoFed. The Company operates primarily in the Las Vegas metropolitan area.

                          COMMERCIAL EVALUATIONS, INC.

                              FINANCIAL STATEMENTS

                                  JUNE 30, 2003

                          COMMERCIAL EVALUATIONS, INC.


                                  JUNE 30, 2003


                                    CONTENTS

                                                                            Page
                                                                            ----
Accountant's Review Report                                                  F-2

Financial Statements

         Balance Sheet                                                      F-3

         Statement of Operations                                            F-4

         Statement of Stockholders' Equity                                  F-5

         Statement of Cash Flows                                            F-6

         Notes to Financial Statements                                      F-7

                       MARK SHERMAN CPA PROFESSIONAL CORP.
                        601 SOUTH RANCHO DRIVE SUITE D-32
                            LAS VEGAS, NV 89106-4827
                    PHONE (702) 645-6318 FAX: (702) 645-1604




                           ACCOUNTANT'S REVIEW REPORT

Board of Directors
Commercial Evaluations, Inc.
Las Vegas, Nevada


     I have reviewed the accompanying balance sheet of Commercial Evaluations, Inc. (a Nevada Corporation) as of June 30, 2003 and the related statements of income for the three and six months ended and inception to June 30, 2003, stockholders' equity from inception to June 30, 2003, and cash flows for the six months ended June 30, 2003 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Commercial Evaluations, Inc.


A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding financial statements taken as a whole. Accordingly, I do not express such an opinion.


Based on my review, I am not aware of any material modifications that should be made to the accompanying June 30,2003 financial statements in order for them to be in conformity with generally accepted accounting principals.





/s/  Mark S. Sherman
-----------------------------
     Mark S. Sherman


July 30, 2003

                          COMMERCIAL EVALUATIONS, INC.
                                  BALANCE SHEET
                                  June 30, 2003
                                   (unaudited)

ASSETS

CURRENT ASSETS
         Cash                                                          $  1,941
         Accounts Receivable                                              1,950
         Note Receivable                                                 33,000
         Prepaid Expenses                                                 5,159
                                                                       --------
TOTAL CURRENT ASSETS                                                     42,050

FIXED ASSETS
         Equipment., Furn. & Fixtures, net of accum. depr.of $9,889    $ 10,461

OTHER ASSETS
         Deposits                                                         4,306

           TOTAL OTHER ASSETS                                             4,306

         TOTAL ASSETS                                                  $ 56,817
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
         Accounts Payable                                              $ 12,926

Other accrued liabilities                                                 1,909
         TOTAL CURRENT LIABILITIES                                       14,835

LONG-TERM LIABILITIES                                                         0



STOCKHOLDERS' EQUITY
         Common Stock, $.001 par value
         Authorized 50,000,000 shares;
         Issued and outstanding at
         June 30,2003  500,000 shares                                       500

         Additional Paid In Capital                                      92,181

         Retained Earnings (Deficit)                                    (50,699)
                                                                       --------

         TOTAL STOCKHOLDERS' EQUITY                                      41,982
                                                                       --------

                  TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY                                 $ 56,817
                                                                       ========


                See accompanying notes to financial statements.



                                  COMMERCIAL EVALUATIONS, INC.
                                       STATEMENT OF INCOME



                               Three Months Ended           Six Months Ended       June 7, 1994
                             -----------------------     ------------------------   (Inception)
                              June 30,      June 30,      June 30,      June 30,     to June 30,
                                2003          2002          2003          2002          2003

INCOME
Revenue                      $  317,461    $  192,482    $  605,456    $  360,888    $1,802,524
                             ----------    ----------    ----------    ----------    ----------
TOTAL INCOME                    317,461       192,482       605,456       360,888     1,802,524


EXPENSES

Gen and Admin                $  303,948    $  207,300    $  570,829    $  364,113    $1,839,521
                             ----------    ----------    ----------    ----------    ----------

Depreciation and
Amortization                 $    1,544    $    1,382    $    3,690    $    2,764    $   13,702
                             ----------    ----------    ----------    ----------    ----------
TOTAL EXPENSES               $  305,492    $  208,682    $  574,519    $  366,877    $1,853,223

                             ----------    ----------    ----------    ----------    ----------
NET PROFIT (LOSS)            $ 11,969     ($   16,200)   $   30,937   ($    5,989)  ($   50,699)
                             ==========    ==========    ==========    ==========    ==========


NET PROFIT (LOSS)
PER SHARE                    $     0.02    ($     .03)   $      .06    $     (.01)   ($    0.10)
                             ==========    ==========    ==========    ==========    ==========


AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING               500,000       500,000       500,000       500,000       500,000
                             ==========    ==========    ==========    ==========    ==========


                         See accompanying notes to financial statements

                                               F-4

                          COMMERCIAL EVALUATIONS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                  Common Stock
                                  ------------

                                   Number                 Additional   Retained
                                     of                     Paid In    Earnings
                                   Shares        Amount     Capital    (Deficit)
                                  ---------    ---------   ---------   ---------
Inception 6-7-94
To 12-31-99                              0            0           0           0
March 9, 2000
Issued for cash                    500,000    $     500   $  49,500        --
Net (Loss), 12-31-00                  --           --          --     ( $58,905)
                                 ---------    ---------   ---------   ---------

Balance Dec. 31, 2000              500,000    $     500   $  49,500   ($ 58,905)


Net (Loss), 3-31-01                   --           --          --     ($    191)
                                 ---------    ---------   ---------   ---------

Balance March 31, 2001             500,000    $     500   $  49,500   ($ 59,096)

Shareholder contributed capital       --           --     $  34,697        --
Net (Loss), 6-30-01              ($ 15,347)
                                 ---------    ---------   ---------   ---------

Balance June 30, 2001              500,000    $     500   $  84,197   ($ 74,443)

Shareholder contributed capital       --           --         6,635        --

Net loss, 9-30-01                     --           --          --     ($    825)
                                 ---------    ---------   ---------   ---------
Balance September 30, 2001         500,000    $     500   $  90,832   ($ 75,268)

Shareholder contributed capital       --           --     $   1,349        --

Net income, 12-31-01                  --           --          --         5,842
                                 ---------    ---------   ---------   ---------
Balance, December 31, 2001         500,000    $     500   $  92,181   ($ 69,426)


Net loss, 12-31-02                    --           --          --     ($ 12,210)
                                 ---------    ---------   ---------   ---------

Balance, December 31, 2002         500,000    $     500   $  92,181   $  81,636)


Net income, 6-30-03                   --           --          --     $  30,937
                                 ---------    ---------   ---------   ---------
Balance, June 30, 2003             500,000    $     500   $  92,181   ($ 50,699)


                 See accompanying notes to financial statements.

                          COMMERCIAL EVALUATIONS, INC.
                             STATEMENT OF CASH FLOWS




                                                 Six Months Ended June 30,
                                                      2003        2002


CASH FLOWS FROM
OPERATING ACTIVITIES

Net Income                                          $ 30,937    ($ 5,989)

Gain (Loss) on Sale of Real Estate                 (     999)       --
Gain (Loss) on Disposal of Equipment                  (1,846)
Depreciation                                           3,690       2,764
Accounts Receivable dec (inc)                      (     550)          0
Notes Receivable                                     (33,000)          0
Prepaid expenses decrease(increase)                (     372)   (  4,692)
Other Assets (increase)                            (     500)   (  2,242)
Accounts Payable increase(decrease)                (    2001)      7,484
Other Current
liabilities(dec)inc                                    1,407    (  4,318)

CASH FLOWS FROM
OPERATING  ACTIVITIES                              (   3,234)   (  6,993)

CASH FLOWS FROM
INVESTING ACTIVITIES

Purchase of Equipment                                 (1,020)   (  4,672)
Proceeds from sale of real estate                      2,262        --

CASH FLOWS FROM
INVESTING ACTIVITIES                                   1,242    (  4,672)


CASH FLOWS FROM
FINANCING ACTIVITIES

Principal payments on notes payable                (     123)   (     67)

CASH FLOWS FROM
FINANCING ACTIVITIES                               (     123)   (     67)

Net increase
(decrease) in Cash                                 (   2,115)   ( 11,732)

Cash
Beginning of Period                                    4,056    $ 12,413

Cash
                                                    --------    --------
End of Period                                       $  1,941    $    681
                                                    ========    ========

Supplemental Disclosure of cash flow information:


                 See accompanying notes to financial statements.

                          COMMERCIAL EVALUATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2003


NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES

     The Company was incorporated June 7, 1994 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The corporation was originally organized under the name of ZXS Corporation and on February 29, 2000 changed its name to Commercial Evaluations, Inc.

     The Company's accounting policies and procedures are as follows:

     1.   The Company uses the accrual method of accounting.

     2. Earnings per share are computed using the weighted average number of shares of common stock outstanding.

     3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     4. The Company depreciates its equipment based on the straight-line method over the applicable useful lives of the assets.

     5.   The Company's fiscal year end is December 31st.

NOTE 2 - CASH


     For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2003


NOTE 3 - COMMON STOCK

     On March 9, 2000 500,000 shares of $.001 par value stock was issued in exchange for $50,000.

NOTE 4- BUSINESS AGREEMENT

     The Company has an agreement with a Mortgage funding entity whereby the Company provides mortgage loans to this funding company and the funding company in turn processes and funds the mortgage loans. Substantially all of the revenues generated by the Company are derived from this Mortgage funding entity. Upon the closing of any mortgage loan a loan fee is paid to the Company for the providing of the loan, usually 1% of the loan but it may vary depending on the credit worthiness of the customer.

NOTE 5-LEASE AGREEMENTS

     The Company entered into a 3 year lease of its facilities beginning September 1, 2001. The agreement calls for 5 monthly payments starting with October 1, 2001 at $1,474.40 and then $6,000 to be prorated for the remainder of the lease with (8%) interest. The rent for months 7-12 calls for base rent of $2,228.66 plus the prorated amount. The lease calls for annual increases of 5 cents per square foot.

                          COMMERCIAL EVALUATIONS, INC.
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                  June 30, 2003


NOTE 5-LEASE AGREEMENT (CONT'D)


     The future minimum lease commitments are as follows:

                  2001-2002                 25,687
                  2003                      30,724
                  2004                      26,391


     On January 28, 2002 the Company entered into a 30 month lease of additional facilities. The agreement calls for 30 monthly payments fixed at $2,242.35 per month.

     The future minimum lease commitments are as follows:


                  2002                      22,423
                  2003                      26,908
                  2004                      17,938


NOTE 6-NOTE PAYABLE-REAL ESTATE


     On November 15, 2001 the Company purchased a condominium for $1,000 and assumed the existing first and second deed of trust on this property. The purchase price was $43,500 and the notes totaled $43,500 of which the $1,000 was used as a down payment. The first deed of trust assumed was for $35,598.82 at 13% with payments of $400.49 per month until paid in full. The second deed of trust assumed was for $7,901.18 at 13% with payments of $85.60 per month until paid in full. In January of 2003, the Company sold the property at a loss of 999.

NOTE 7 - RELATED PARTY TRANSACTIONS

     On April 7, 2003 the board of directors approved up to a $35,000 loan to the President of the Company to be paid back within 24 months and carrying an interest rate of 6%. As of June 30, 2003, $33,000 was owed with accrued interest of $249.00.

                        OLYMPIC ENTERTAINMENT GROUP, INC.


                        Index to the Financial Statements


                                                                           Page
                                                                           ----

Independent Auditor's Report                                               F-1

Balance Sheet, December 31, 2003                                           F-2

Statement of Operations, December 31, 2003                                 F-3

Statement of Stockholders' Equity, December 31, 2003                       F-4

Statement of Cash Flow, December 31, 2003                                  F-5

Notes to Financial Statements                                              F-6

                     REPORT OF REGISTERED PUBLIC ACCOUNTANT




Board of Directors and Stockholders
Commercial Evaluations, Inc.


We have audited the balance sheet of Commercial Evaluations, Inc. as of December 31, 2003, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Commercial Evaluations, Inc. as of December 31, 2003, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.





                                     /s/  James E. Scheifley & Associates, P.C.
                                     ------------------------------------------
                                          James E. Scheifley & Associates, P.C.
                                          Certified Public Accountants

Dillon,  Colorado
April 13, 2004

                          Commercial Evaluations, Inc.
                                  Balance Sheet
                                December 31, 2003



                                     ASSETS
                                     ------

Current assets:
  Cash                                                                $  23,363
  Accounts receivable - trade                                            44,158
  Officer advances                                                       22,411
  Prepaid expenses                                                          900
                                                                      ---------
      Total current assets                                               90,832

Property and equipment, at cost, net of
  accumulated depreciation of $12,643                                    14,229
                                                                      ---------
                                                                       $ 105,061
                                                                      =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
  Accounts payable                                                    $  18,785
  Accrued expenses                                                       36,690
  Accrued salaries - officers                                              --
                                                                      ---------
      Total current liabilities                                          55,475


Commitments and contingencies (Note 6)

Stockholders' equity:
 Common stock, $.001 par value,
 50,000,000 shares authorized,
  500,000 shares issue and outstanding                                      500
 Additional paid-in capital                                              92,181
 Deficit                                                                (43,095)
                                                                      ---------
                                                                          49,586
                                                                      ---------
                                                                       $ 105,061
                                                                      =========


                 See accompanying notes to financial statements.

                          Commercial Evaluations, Inc.
                            Statements of Operations
                 For The Years Ended December 31, 2003 and 2002



                                                       2003             2002
                                                       ----             ----

Revenue                                            $ 1,258,805      $   796,576
Cost of services                                       932,592          614,655
                                                   -----------      -----------
Gross profit                                           326,213          181,921

 General and administrative expenses                   288,235          194,131
                                                   -----------      -----------
Income (loss) from operations                           37,978          (12,210)

Other income and (expense):
   Interest on officer advances                          1,411             --
  (Loss) on disposition of assets                         (847)            --
                                                   -----------      -----------
                                                           564             --
                                                   -----------      -----------
Income (loss) before taxes                              38,542          (12,210)
Income taxes                                              --               --
                                                   -----------      -----------

  Net income (loss)                                $    39,752      $   (12,210)
                                                   ===========      ===========


Per share information:

Basic and diluted income (loss) per share          $      0.08      $     (0.02)
                                                   ===========      ===========

Weighted average shares outstanding                    500,000          500,000
                                                   ===========      ===========


                 See accompanying notes to financial statements.





                            Commercial Evaluations, Inc.
                    Statement of Changes in Stockholders' Equity
                   For The Years Ended December 31, 2003 and 2002



                               Common     Stock    Additional
                              -------------------    Paid-in
        ACTIVITY               Shares     Amount     Capital    Deficit      Total
                              --------   --------   --------   --------    --------
Balance December 31, 2001      500,000   $500,000   $ 92,181   $(69,427)   $ 23,254

Net loss for the year ended
  December 31, 2002               --         --         --      (12,210)    (12,210)
                              --------   --------   --------   --------    --------
Balance December 31, 2002      500,000        500     92,181    (81,637)     11,044

Net income for the year ended
  December 31, 2003               --         --         --       38,542      38,542
                              --------   --------   --------   --------    --------
Balance December 31, 2003      500,000   $500,000   $ 92,181   $(43,095)   $ 49,586
                              ========   ========   ========   ========    ========


                 See accompanying notes to financial statements.

                                       F-4

                          Commercial Evaluations, Inc.
                            Statements of Cash Flows
                 For The Years Ended December 31, 2003 and 2002



                                                             2003        2002
                                                             ----        ----

Net income (loss)                                          $ 38,542    $(12,210)
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
   Depreciation and amortization                              3,465       6,087
   Interest added to officer advances                        (1,411)       --
   Loss on disposition of assets                                847        --
Changes in assets and liabilities:
    (Increase) decrease in accounts receivable              (44,158)       --
    (Increase) decrease in other assets                       3,806      (1,742)
    (Increase) in prepaid expenses                            3,887      (3,287)
    Increase in accounts payable and
        accrued expenses                                     36,352      11,261
                                                           --------    --------
       Total adjustments                                      2,788      12,319
                                                           --------    --------
  Net cash provided by (used in)
   operating activities                                      41,330         109
                                                           --------    --------

Cash flows from investing activities:
   Officer advances                                         (33,000)     (1,400)
   Repayment of officer advances                             13,400        --
   Acquisition of plant and equipment                        (2,423)     (6,406)
                                                           --------    --------
Net cash (used in) investing activities
 investing activities                                       (22,023)     (7,806)
                                                           --------    --------

Cash flows from financing activities:
   Repayment of long-term debt                                 --          (660)
                                                           --------    --------
  Net cash (used in)
   financing activities                                        --          (660)
                                                           --------    --------

Increase (decrease) in cash                                  19,307      (8,357)
Cash and cash equivalents,
 beginning of period                                          4,056      12,413
                                                           --------    --------
Cash and cash equivalents,
 end of period                                             $ 23,363    $  4,056
                                                           ========    ========


                 See accompanying notes to financial statements.

                          Commercial Evaluations, Inc.
                            Statements of Cash Flows
                 For The Years Ended December 31, 2003 and 2002
                                   (Continued)



                                                                 2003      2002
                                                               -------   -------
Supplemental cash flow information:
   Cash paid for interest                                      $  --     $ 3,980
   Cash paid for income taxes                                  $  --     $  --


Non-cash Investing and Financing Activities:
   Real property acquired for notes payable                    $  --     $42,500
   Notes payable liquidated in real property sale              $42,359   $  --


                 See accompanying notes to financial statements

                                    F-5(Cont)

                          Commercial Evaluations, Inc.
                          Notes to Financial Statements
                                December 31, 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated June 7, 1994 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The corporation was originally organized under the name of ZXS Corporation and on February 29, 2000 changed its name to Commercial Evaluations, Inc. The Company is engaged in the business of residential mortgage lending and derives all of its fee income there from. The Company employs seventeen sales representatives on a commission basis. All of its loan origination revenue is derived pursuant to a Net Branch Agreement with SkoFed Mortgage Funding Corporation of Las Vegas, NV (SkoFed).


Reclassifications

Certain items presented in the previous period's financial statements have been reclassified to conform to current year presentation.


Revenue Recognition

The Company recognizes revenue, which consists of fees charged for the origination of residential mortgage loans, on the loan closing date. Loan fees usually consist of 1% of the loan amount but it may vary depending on the credit worthiness of the customer


Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.


Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due primarily from SkoFed for loans closed as of the end of the accounting period for which financial statements are presented. Such fees have historically been collected within thirty days and the Company has not experienced collection uncertainties that would require a provision for bad debts.

                          Commercial Evaluations, Inc.
                          Notes to Financial Statements
                                   (Continued)


Property and Equipment

Property and equipment is recorded at cost. Depreciation of assets is computed using the straight-line method over the following estimated useful lives.

Equipment                                            3 to 5 years
Furniture and fixtures                                    5 years


Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Long Lived Assets

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. The Company will measures the amount of any impairment based on the amount that the carrying value of the impaired assets exceed the undiscounted cash flows expected to result from the use and eventual disposal of the impaired assets. The Company not recorded impairment losses during any period presented in the accompanying financial statements.


Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

                          Commercial Evaluations, Inc.
                          Notes to Financial Statements
                                   (Continued)


Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


Advertising Costs

Advertising costs are charged to expense as incurred. Advertising costs included in selling, general and administrative expenses were $2,872 and $251 during the years ended December 31, 2003 and 2002, respectively.


Segment Information

The Company follows SFAS 131, "Disclosures about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.


Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.


Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

                          Commercial Evaluations, Inc.
                          Notes to Financial Statements
                                   (Continued)


The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

During the year ended December 31, 2003 and 2002 there was no stock based compensation and accordingly there would be no effect on net income.


Concentrations

The Company derives substantially all of its fee income pursuant to a Net Branch Agreement with SkoFed. The Company operates primarily in the Las Vegas metropolitan area.


Recent Pronouncements

In May 2003, the FASB issued Financial Accounting Standard No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS 150). SFAS 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that a company classify a financial instrument that is within the scope as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect the adoption of SFAS 150 to have an impact on its financial position or operating results.

In April 2003, the FASB issued Statement of Financial Accounting Standard No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 or hedging relationships designated after June 30, 2003. The Company does not expect the adoption of SFAS 149 to have an impact on its financial position or operating results.

In January 2003, the FASB issued FASB Interpretation ("FIN") No. 46, Consolidation of Variable Interest Entities, which requires variable interest entities (commonly referred to as SPEs) to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN No. 46 is effective

                          Commercial Evaluations, Inc.
                          Notes to Financial Statements
                                   (Continued)


immediately for all new variable interest entities created or acquired after January 31, 2003. The adoption of this statement does not impact the Company's historical or present financial statements, as the Company has not created or acquired any variable interest entities, nor does it expect to in the future.

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148 "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by the EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue No. 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS 146 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

                          Commercial Evaluations, Inc.
                          Notes to Financial Statements
                                   (Continued)



NOTE 2. PROPERTY AND EQUIPMENT


Property and equipment at December 31, 2003 consisted of the following:

         Equipment                                         $  15,930
         Furniture and fixtures                               10,942
                                                           ---------
                                                                          26,872
         Accumulated depreciation and amortization           (12,643)
                                                           ---------
                                                           $  14,229

Depreciation expense for the years ended December 31, 2003 and 2002 was $3,465 and $6,087, respectively.


NOTE 3. INVESTMENT IN REAL ESTATE

On November 15, 2001 the Company purchased a condominium for $1,000 and assumed the existing first and second deed of trust on this property. The purchase price was $43,500 and the notes totaled $43,500 of which the $1,000 was used as a down payment. The first deed of trust assumed was for $35,598.82 at 13% with payments of $400.49 per month until paid in full. The second deed of trust assumed was for $7,901.18 at 13% with payments of $85.60 per month until paid in full. On November 20, 2001 the Company entered into an agreement to rent this property for $600.00 per month. For the year ended December 31, 2002 $2,647 of rent was collected and included in revenues.

On January 23, 2003, the Company sold the condominium for $50,000. The buyer assumed the notes payable. The Company recorded a gain from the sale transaction of $999 during the year ended December 31, 2003.


NOTE 4. TRANSACTIONS WITH RELATED PARTIES

An officer of the Company in his capacity as one of the sales representatives has an agreement with the Company to receive 100% of his commissions related to the loans that he personally closes. Included in revenues for the years ended December 31, 2003 and 2002 were $16,927 and $7,100 respectively of such sales.

During the year ended December 31, 2003 the Company advanced $33,000 in cash to the officer and received repayments of $13,400 against the advances. The balance of the advances, including $1,411 of interest accrued, amounted to $22,411 and $1,400 as of December 31, 2003 and 2002, respectively.

                          Commercial Evaluations, Inc.
                          Notes to Financial Statements
                                   (Continued)


NOTE 5. INCOME TAXES

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate          34 %
         Effect of operating losses          (34)%
                                            ------
                                              --
                                            ======

As of December 31, 2003, the Company has a net operating loss carryforward of approximately $39,000. This loss will be available to offset future taxable income. If not used, this carryforward will expire through 2022. The deferred tax asset of approximately $13,000 relating to the operating loss carryforward has been fully reserved at December 31, 2003.


NOTE 6. COMMITMENTS

The Company leases its office space from SkoFed on a month to month basis. Rent expense for the years ended December 31, 2003 and 2002 amounted to $57,109 and $50,653, respectively. Additionally, future minimum rentals on other operating leases amount to $12,954 in each of 2004, 2005 and 2006, and $5,966 in 2007, and $909 in 2008. Amounts paid during the years ended December 31, 2003 and 2002, under such leases totaled $13,153 and $9,909 respectively.

                          COMMERCIAL EVALUATIONS, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

                          COMMERCIAL EVALUATIONS, INC.


                                DECEMBER 31, 2002



                                    CONTENTS

                                                                            Page
                                                                            ----
         Independent Auditor's Report                                       F-9

         Financial Statements

         Balance Sheet                                                      F-10

         Statement of Operations                                            F-11

         Statement of Stockholders' Equity                                  F-12

         Statement of Cash Flows                                            F-13

         Notes to Financial Statements                                      F-14

                   MARK SHERMAN, CPA PROFESSIONAL CORPORATION
                        601 SOUTH RANCHO DRIVE SUITE D-32
                            LAS VEGAS, NV 89106-4827
                    PHONE (702) 645-6318 FAX: (702) 645-1604





                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Commercial Evaluations, Inc.
Las Vegas, Nevada

     We have audited the accompanying balance sheet of Commercial Evaluations, Inc. as of inception, December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002; and the related statement of operations, stockholders' equity and cash flows from inception through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financials referred to above present fairly, in all material respects, the financial position of Commercial Evaluations, Inc. at December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002; and the results of operations and their cash flows for the period ended December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002 and inception to December 31, 2002 in conformity with generally accepted accounting principles.



                                            /s/   MARK SHERMAN, CPA
                                            ----------------------------------
                                                  MARK SHERMAN, CPA
                                                  PROFESSIONAL CORPORATION

March 11, 2003

                          COMMERCIAL EVALUATIONS, INC.
                                  BALANCE SHEET


                                     ASSETS

                                                As of       As of        As of
                                               12/31/02    12/31/01    12/31/00
CURRENT ASSETS
         Cash                                  $  4,056    $ 12,413    $    283
         Other receivables                     $  1,400    $      0    $      0
         Prepaid Expenses                      $  4,787    $  1,500          -0-
                                               --------    --------    --------
                    TOTAL CURRENT ASSETS         10,243    $ 13,913         283

FIXED ASSETS
         Equipment., Furn. & Fixtures,
         net of accum. depr. of $9,178         $ 14,977        --          --
         net of accum. depr. of $3,091             --      $ 14,659        --
         net of accum. depr. of $1,228             --          --      $  1,378

OTHER ASSETS
         Deposits                              $  3,806    $  2,064    $    -0-
         Investment in real estate               43,500      43,500        --
           TOTAL OTHER ASSETS                  $ 47,306      45,564    $    -0-

                      TOTAL ASSETS             $ 72,526    $ 74,136    $  1,661
                                               ========    ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
         Accounts Payable                      $ 19,022    $  3,236    $  5,836
         Commissions Payable                        100       4,300         -0-

         Note payable                                 0       1,833       4,730

         Current Portion of Lterm debt              400         305         -0-
                                               --------    --------    --------
         TOTAL CURRENT LIABILITIES             $ 19,522    $  9,674    $ 10,566

LONG-TERM LIABILITIES
         Note Pay, less curr. portion          $ 41,959    $ 41,207         -0-

STOCKHOLDERS' EQUITY Common Stock, $.001 par value Authorized 50,000,000 shares; Issued and outstanding at Dec 31, 2000, 2001 and 2002,
500,000 Shares                                 $    500    $    500    $    500

         Additional Paid In Capital            $ 92,181    $ 92,181    $ 49,500

         Retained Earnings (Deficit)          ($ 81,636)  ($ 69,426)  ($ 58,905)
                                               --------    --------    --------

         TOTAL STOCKHOLDERS' EQUITY            $ 11,045    $ 23,255   ($  8,905)
                                               --------    --------    --------

                  TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY         $ 72,526    $ 74,136    $  1,661
                                               ========    ========    ========


                 See accompanying notes to financial statements.



                               COMMERCIAL EVALUATIONS, INC.
                                 STATEMENT OF OPERATIONS


                                                                            June 7, 1994
                               Jan 1, 2002     Jan 1,2001     Jan 1, 2000    (Inception)
                                   to              to             to         to December
                               Dec 31, 2002    Dec 31,2001    Dec 31,2000     31, 2002

INCOME
Revenue                         $   796,576    $   336,373    $    64,119    $ 1,197,068
                                -----------    -----------    -----------    -----------
TOTAL INCOME                        796,576        336,373         64,119      1,197,068


EXPENSES

General and Administrative      $   802,699    $   344,197    $   121,796    $ 1,268,692
                                -----------    -----------    -----------    -----------

Depreciation and Amortization   $     6,087    $     2,697    $     1,228    $    10,012
                                -----------    -----------    -----------    -----------
TOTAL EXPENSES                  $   808,786    $   346,894    $   123,024    $ 1,278,704

                                -----------    -----------    -----------    -----------

NET PROFIT (LOSS)               ($   12,210)   ($   10,521)   ($   58,905)   ($   81,636)
                                ===========    ===========    ===========    ===========


NET PROFIT (LOSS)
PER SHARE                       ($     0.02)   ($      .02)   ($      .12)   ($     0.16)
                                ===========    ===========    ===========    ===========


AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING                   500,000        500,000        500,000        500,000
                                ===========    ===========    ===========    ===========



See accompanying notes to financial statements

                                           F-11

                          COMMERCIAL EVALUATIONS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                   Common Stock
                                   ------------
                                    Number              Additional    Retained
                                      of                  Paid In     Earnings
                                    Shares     Amount     Capital    (Deficit)
                                   --------   --------   --------    --------
Inception 6-7-94
To 12-31-99                              0          0          0          0

March 9, 2000
Issued for cash                    500,000   $    500   $ 49,500       --
Net (Loss), 12-31-00                  --         --         --     ($ 58,905)
                                  --------   --------   --------    --------

Balance Dec. 31, 2000              500,000   $    500   $ 49,500   ($ 58,905)


Net (Loss), 3-31-01                   --         --         --     ($    191)
                                  --------   --------   --------    --------

Balance March 31, 2001             500,000   $    500   $ 49,500   ($ 59,096)

Shareholder contributed capital       --         --     $ 34,697       --
Net (Loss), 6-30-01                   --         --         --     ($ 15,347)
                                  --------   --------   --------    --------

Balance June 30, 2001              500,000   $    500   $ 84,197   ($ 74,443)

Shareholder contributed capital       --         --        6,635       --

Net loss, 9-30-01                     --         --         --     ($    825)
                                  --------   --------   --------    --------
Balance September 30, 2001         500,000   $    500   $ 90,832   ($ 75,268)

Shareholder contributed capital       --         --     $  1,349       --

Net income, 12-31-01                  --         --         --         5,842
                                  --------   --------   --------    --------
Balance, December 31, 2001         500,000   $    500   $ 92,181   ($ 69,426)


Net loss, 12-31-02                    --         --         --     ($ 12,210)
                                  --------   --------   --------    --------
Balance, December 31, 2002         500,000   $    500   $ 92,181   ($ 81,636)


                 See accompanying notes to financial statements.



                                 COMMERCIAL EVALUATIONS, INC.
                                    STATEMENT OF CASH FLOWS



                                                  Jan 1, 2001     Jan 1, 2001     Jan 1, 2000
                                                   to Dec 31,      to Dec 31,      to Dec 31,
                                                      2002           2001            2000
CASH FLOWS FROM

OPERATING ACTIVITIES

Net Income (Loss)                                  ($ 12,210)      ($10,521)      ($58,905)

Gain (Loss) on Sale of Equipment                        --             --         (  2,669)
Depreciation                                           6,087          2,697          1,228
Accounts Receivable dec(inc)                       ($  1,400)             0              0
Prepaid expenses increase                          ($  3,287)      ($ 1,500)             0
Other Assets increase                              ($  1,742)      ($ 2,064)             0
Accounts Payable (dec)inc                           $ 15,786       ($ 6,063)        10,566
Other Current liabilies inc (dec)                  (   4,525)         6,133             63

CASH FLOWS FROM
OPERATING  ACTIVITIES                              ($  1,291)      ($11,318)      ($49,717)

CASH FLOWS FROM
INVESTING ACTIVITIES

Purchase of Equipment                              ($  6,406)      ($15,978)             0
Purchase of Real Estate                                            (  1,000)

CASH FLOWS FROM
INVESTING ACTIVITIES                               ($  6,406)      ($16,978)             0

CASH FLOWS FROM
FINANCING ACTIVITIES

Principal payments on notes payable                ($    660)      ($ 2,255)             0
Issuance of common stock                                 500
Additional paid-in capital                                 0        $42,681       $ 49,500

CASH FLOWS FROM
FINANCING ACTIVITIES                               ($    660)       $40,426       $ 50,000

Net increase
(decrease) in Cash                                 ($  8,357)       $12,130       $    283

Cash
Beginning of Period                                 $ 12,413        $   283       $      0

Cash
End of Period                                       $  4,056       $ 12,413       $    283
                                                    ========       ========       ========

Supplemental Disclosure of cash flow information:

Purchase of Real Property for $1,000 cash and assumption of notes payable of $42,500.

                 See accompanying notes to financial statements.

                                      F-13

                          COMMERCIAL EVALUATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002


NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES


     The Company was incorporated June 7, 1994 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The corporation was originally organized under the name of ZXS Corporation and on February 29, 2000 changed its name to Commercial Evaluations, Inc.


     The Company's accounting policies and procedures are as follows:

     6.   The Company uses the accrual method of accounting.

     7. Earnings per share are computed using the weighted average number of shares of common stock outstanding.

     8. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     9. The Company depreciates its equipment based on the straight line method over the applicable useful lives of the assets.

     10.  The Company's fiscal year end is December 31st.

NOTE 2 - CASH


     For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2002, December 31, 2001 and December 31, 2000.



NOTE 3 - COMMON STOCK


     On March 9, 2000 500,000 shares of $.001 par value stock was issued in exchange for $50,000.


NOTE 4- BUSINESS AGREEMENT


     The Company has an agreement with a Mortgage funding entity whereby the Company provides mortgage loans to this funding company and the funding company in turn processes and funds the mortgage loans. Substantially all of the revenues generated by the Company are derived from this Mortgage funding entity. Upon the closing of any mortgage loan a loan fee is paid to the Company for the providing of the loan, usually 1% of the loan but it may vary depending on the credit worthiness of the customer.


NOTE 5-LEASE AGREEMENTS

     The Company entered into a 3 year lease of its facilities beginning September 1, 2001. The agreement calls for 5 monthly payments starting with October 1, 2001 at $1,474.40 and then $6,000 to be prorated for the remainder of the lease with (8%) interest. The rent for months 7-12 calls for base rent of $2,228.66 plus the prorated amount. The lease calls for annual increases of 5 cents per square foot.

                                    PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of CEI shall have any liability to CEI or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. CEI's charter and bylaws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that CEI shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Commercial Evaluations, Inc. However, nothing in our charter or bylaws of CEI protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CEI pursuant to the foregoing provisions, or otherwise, CEI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.



Offering Filing Fees                                             $  500
Printing Fees and Expenses                                          500
Legal Fees and Expenses                                           1,000
Accounting Fees and Expenses                                      1,500
Trustee's and Registrar's Fees                                      500
                                                                 ------
TOTAL                                                            $4,000

RECENT SALES OF UNREGISTERED SECURITIES


On March 3, 2000, the four original founders of Commercial Evaluations, Inc. purchased a total of 500,000 shares of Commercial Evaluations, Inc.'s common stock for $0.10 per share. Of that 500,000 shares, 300,000 were purchased by Robert Kelly, 100,000 shares were purchased by Robert Barcelon, 50,000 shares were purchased by Linda Velez, and 50,000 shares were purchased by Anne Dean. These stock issuances were made in accordance with Section 4(2) of the Securities Act of 1933, as amended, which expets from registration transactions by an issuer not involving a "public offering." These purchases were financed by a promissory note issued by Karlton Management, Inc., a Nevada corporation. Mr. Kelly, our original president and CEO, became ill in June of 2000, and by November 27, 2000 Mr Kelly resigned, as he was unable to continue serving Commercial Evaluations, Inc. in any capacity. Mr. Kelly's resignation prompted Karlton Management, Inc. to declare the promissory note in default on November 28, 2000. Current management renegotiated the promissory notes with Karlton. On November 29, 2000, Desert Professional Services, Inc., a Nevada corporation owned in equal share by Robert Barcelon and Anne Dean, purchased the 300,000 shares of common stock of Commercial Evaluations, Inc. held by Robert Kelly, as well as the 100,000 shares held by Robert Barcelon and the 50,000 shares held by Anne Dean. This purchase was financed by a promissory note in the amount of $45,000 from Karlton Management, Inc., which was due and payable within one year of the date of issuance, along with interest at the rate of 6.15%, secured by the 450,000 shares held by Desert Professional Services, Inc. Further, Linda Velez entered into a new promissory note with Karlton Management in the amount of $5,000, which was due and payable within one year of the date of issuance, along with interest at the rate of 6.15%, secured by the 50,000 shares held by Linda Velez. The promissory notes issued to Desert Professional Services, Inc. and Linda Velez on November 29, 2000 were paid in full as of September 24, 2001.

There are no affiliations between Karlton Management, Inc., its officers, directors or shareholders and Commercial Evaluations, Inc., its officers, directors or shareholders.

EXHIBITS



           Exhibits        Title of Document

           3.1             Articles of Incorporation
           3.2             By-laws
           5               Legal Opinion
           10              Material Contracts
                                     Net Branch Agreement with addendum
           23.1*           Consent of Thomas C. Cook
                           and Associates
           23.2            Consent of Mark Sherman, CPA
           31              Section 302 Certification of CEO
           31.1            Section 302 Certification of CFO
           32              Section 906 Certification of CEO
           32.1            Section 906 Certification of CFO
           99.1            Subscription Agreement
           99.2            Escrow Agreement
           99.3            Nevada Waiver Order
* Contained in Exhibit 5




UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of Commercial Evaluations, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Commercial Evaluations, Inc. certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2/A and authorizes this Registration Statement to be signed on its behalf, in the City of Las Vegas, State of Nevada, on May 24, 2004.






Dated:  May 24, 2004                     COMMERCIAL EVALUATIONS, INC.


                                            By:  /s/  Robert Barcelon
                                               --------------------------------
                                                      Robert Barcelon
                                                      Chairman of the Board,
                                                      Director, President,
                                                      Chief Executive Officer
                                                      and Acting Chief Financial
                                                      Officer

Dated:  May 24, 20034                       By:  /s/  Heather Cain
                                               --------------------------------
                                                      Heather Cain
                                                      Chief Operating Officer
                                                      Secretary


Dated:  May 24, 2004                        By:  /s/  Linda Valez
                                               --------------------------------
                                                      Linda Valez
                                                      Treasurer, Director and
                                                      Principal Accounting
                                                      Officer